AGREEMENT AND PLAN


                                    OF MERGER


                                  BY AND AMONG

                                   ADECCO SA,

                        STAFFING ACQUISITION CORPORATION

                                       and

                               OLSTEN CORPORATION


                           DATED AS OF AUGUST 17, 1999

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I. THE MERGER.........................................................2
  Section 1.01   The Merger...................................................2
  Section 1.02   Effective Time...............................................2
  Section 1.03   Certificate of Incorporation and By-Laws of
                  Surviving Corporation.......................................3
  Section 1.04   Directors and Officers of Surviving Corporation..............3
  Section 1.05   Stockholders'Meetings........................................3
  Section 1.06   Further Assurances...........................................4

ARTICLE II. CONVERSION OF SHARES..............................................4
  Section 2.01   Olsten Common Stock..........................................4
  Section 2.02   Election Procedures..........................................6
  Section 2.03   Merger Sub Common Stock; Adecco Owned Olsten Common Stock....7
  Section 2.04   Exchange of Shares...........................................8
  Section 2.05   Effect on Options and Convertible Securities.................9
  Section 2.06   Fractional Shares...........................................11
  Section 2.07   Dissenting Shares...........................................11
  Section 2.08   Lost Certificates...........................................12
  Section 2.09   Withholding Rights..........................................12

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF ADECCO AND MERGER SUB.........12
  Section 3.01   Organization, Etc...........................................13
  Section 3.02   Authority...................................................13
  Section 3.03   Consents; No Violations, Etc................................14
  Section 3.04   Capitalization..............................................14
  Section 3.05   SEC and Other Filings.......................................15
  Section 3.06   Financial Statements........................................15
  Section 3.07   Absence of Undisclosed Liabilities..........................16
  Section 3.08   Absence of Changes or Events................................16
  Section 3.09   Litigation..................................................17
  Section 3.10   Compliance with Laws........................................17
  Section 3.11   Taxes.......................................................17
  Section 3.12   Employee Benefit Plans; ERISA...............................17
  Section 3.13   Environmental Matters.......................................18
  Section 3.14   Finders or Brokers..........................................18
  Section 3.15   Board Recommendation........................................18

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF OLSTEN.........................19
  Section 4.01   Organization, Etc...........................................19
  Section 4.02   Authority...................................................19
  Section 4.03   Consents; No Violations, Etc................................20
  Section 4.04   Capitalization..............................................20
  Section 4.05   SEC Filings.................................................21
  Section 4.06   Financial Statements........................................22
  Section 4.07   Absence of Undisclosed Liabilities..........................22
  Section 4.08   Absence of Changes or Events................................22
  Section 4.09   Litigation..................................................24
  Section 4.10   Subsidiaries and Investments................................24
  Section 4.11   Compliance with Laws........................................25

  Section 4.12   Intellectual Property Rights................................26
  Section 4.13   Taxes.......................................................26
  Section 4.14   Employee Benefit Plans; ERISA...............................28
  Section 4.15   Labor and Employment Matters................................31
  Section 4.16   No Change of Control Payments...............................32
  Section 4.17   Environmental Matters.......................................32
  Section 4.18   Insurance...................................................33
  Section 4.19   Leases......................................................33
  Section 4.20   Contracts and Commitments...................................33
  Section 4.21   Finders or Brokers..........................................34
  Section 4.22   Opinions....................................................35
  Section 4.23   Board Recommendation........................................35
  Section 4.24   Voting Requirements.........................................35
  Section 4.25   State Antitakeover Statutes.................................35

ARTICLE V. COVENANTS.........................................................35
  Section 5.01   Conduct of Business of Olsten and Adecco....................35
  Section 5.02   No Solicitation.............................................39
  Section 5.03   Access to Information.......................................41
  Section 5.04   Registration Statements and Proxy Statements................41
  Section 5.05   Other Actions; Filings; Consents............................43
  Section 5.06   Public Announcements........................................43
  Section 5.07   Notification of Certain Matters.............................44
  Section 5.08   Expenses....................................................44
  Section 5.09   Affiliates..................................................44
  Section 5.10   Stock Exchange Listing......................................44
  Section 5.11   Indemnification.............................................45
  Section 5.12   Settlement Releases.........................................45
  Section 5.13   Board Representation........................................45
  Section 5.14   Taxation and the Split-Off..................................45
  Section 5.15   Certain Employee Benefits...................................46
  Section 5.16   Carryback Elections.........................................46
  Section 5.17   Tax Basis and Earnings & Profits Study......................46
  Section 5.18   Waiver of Repurchase Obligation.............................46

ARTICLE VI. CONDITIONS TO THE OBLIGATIONS OF OLSTEN, ADECCO AND MERGER SUB...46
  Section 6.01   Registration Statement......................................47
  Section 6.02   Stockholder Approval........................................47
  Section 6.03   Certain Orders..............................................47
  Section 6.04   HSR Act and Other Antitrust Approvals.......................47
  Section 6.05   Stock Exchange Listing......................................47

ARTICLE VII. CONDITIONS TO THE OBLIGATIONS OF ADECCO AND MERGER SUB..........47
  Section 7.01   Representations and Warranties True.........................48
  Section 7.02   Performance.................................................48
  Section 7.03   Material Adverse Effect.....................................48
  Section 7.04   Compliance with Separation Agreement........................48
  Section 7.05   Separation Agreement Representations and Warranties True....48

ARTICLE VIII. CONDITIONS TO THE OBLIGATIONS OF OLSTEN........................48
  Section 8.01   Representations and Warranties True.........................48
  Section 8.02   Performance.................................................49
  Section 8.03   Material Adverse Effect.....................................49

ARTICLE IX. CLOSING..........................................................49
  Section 9.01   Time and Place..............................................49
  Section 9.02   Filings and Deliveries at the Closing.......................49

ARTICLE X. TERMINATION AND ABANDONMENT.......................................49
  Section 10.01  Termination.................................................49
  Section 10.02  Procedure for Termination...................................51
  Section 10.03  Effect of Termination and Abandonment.......................51
  Section 10.04  Termination Fees............................................51

ARTICLE XI. DEFINITIONS......................................................52
  Section 11.01  Terms Defined in This Agreement.............................52

ARTICLE XII. MISCELLANEOUS...................................................54
  Section 12.01  Amendment and Modification..................................54
  Section 12.02  Waiver of Compliance; Consents..............................54
  Section 12.03  Survival of Representations and Warranties; Investigations..55
  Section 12.04  Notices.....................................................55
  Section 12.05  Assignment; Third Party Beneficiaries.......................56
  Section 12.06  Governing Law...............................................56
  Section 12.07  Agent for Service; Waiver of Limitations....................56
  Section 12.08  WAIVER OF JURY TRIAL AND CERTAIN DAMAGES....................57
  Section 12.09  Counterparts................................................57
  Section 12.10  Severability................................................57
  Section 12.11  Interpretation..............................................57
  Section 12.12  Entire Agreement............................................58
  Section 12.13  Enforcement of Agreement....................................58


EXHIBITS

Exhibit A   -  Form of Separation Agreement

Exhibit B   -  Form of Olsten Voting Agreement

Exhibit C   -  Form of Certificate of Incorporation of the Surviving Corporation

Exhibit D   -  Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of August 17, 1999 (the "Agreement"), by and among Adecco SA, a societe anonyme organized under the laws of Switzerland ("Adecco"), Staffing Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Adecco ("Merger Sub") and Olsten Corporation, a Delaware corporation ("Olsten"). Merger Sub and Olsten are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

          WHEREAS, Adecco and Olsten wish to effect the combination of the staffing services and information services businesses of Adecco and Olsten through a merger of Olsten with Merger Sub (the "Merger") on the terms and conditions set forth herein;

          WHEREAS, prior to the Merger, Olsten will transfer, on the terms and subject to the conditions set forth in the separation agreement, dated as of the date hereof, among Adecco, Olsten and OHS (as hereinafter defined) in the form attached hereto as Exhibit A (the "Separation Agreement," which term shall include the Ancillary Agreements (as defined in the Separation Agreement)), the Health Services Business (as defined in the Separation Agreement) of Olsten and its Subsidiaries and the Assumed OHS Liabilities (as defined in the Separation Agreement) to Aaronco Corp. ("OHS"), a Delaware corporation and a wholly-owned subsidiary of Olsten and at the Effective Time (as defined in Section 1.02 hereof) the holders of shares of Olsten common stock, par value $.10 ("Olsten Stock"), and Olsten Class B common stock, par value $.10 ("Olsten Class B Stock," and, together with the Olsten Stock, the "Olsten Common Stock"), will receive shares of common stock of OHS in consideration for the redemption of a portion of their shares of Olsten Common Stock (the "Split-Off");

          WHEREAS, upon the Split-Off it is intended that Olsten will own only the Retained Businesses (as defined in the Separation Agreement) subject to the terms and conditions of the Separation Agreement;

          WHEREAS, in order to effect the Split-Off and the Merger (together, the "Transaction"), Merger Sub will merge with and into Olsten and each issued and outstanding share of Olsten Common Stock (other than shares of Olsten Common Stock held by Olsten as treasury stock or owned by Adecco or Merger Sub immediately prior to the Effective Time and other than Dissenting Shares (as defined in Section 2.07 hereof)), will be converted into the right to receive
(i) the Merger Consideration (as defined in Section 2.01 hereof) and (ii) the Split-Off Consideration (as defined in Section 2.01 hereof) as set forth below;

          WHEREAS, the Board of Directors of Olsten has unanimously determined that the Merger and the Split-Off are advisable on the terms and conditions contained in this Agreement, the Separation Agreement and the other agreements contemplated hereby and thereby, and that each of the other transactions contemplated herein and therein are fair to, and in the best interests of Olsten and Olsten's stockholders, and has approved and adopted this Agreement, the Separation Agreement, the Merger, the Split-Off and each of the other transactions contemplated herein and therein and intends to recommend the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of Olsten;

          WHEREAS, the Board of Directors of Adecco has determined that the Merger is advisable on the terms and conditions contained in this Agreement and that each of the other transactions contemplated herein is consistent with and in furtherance of the long-term business strategy of Adecco and is fair to, and in the best interests of Adecco and Adecco's stockholders, and has approved and adopted this Agreement and the other transactions contemplated herein and intends to recommend that the stockholders of Adecco approve (i) the issuance of the Adecco Common Stock (as defined Section 2.01 hereof) and, if necessary, the Adecco ADSs (as defined in Section 2.01 hereof) making up the Stock Consideration (as defined in Section 2.01 hereof) and required for issuance pursuant to Section 2.05 of this Agreement and the waiver of any preemptive rights with respect thereto and (ii) the increase in the size of the Board of Directors of Adecco and the election of new directors as contemplated by Section
5.13 hereof (such proposals collectively referred to herein as the "Adecco Stockholder Proposals");

          WHEREAS, certain holders of Olsten Class B Stock have committed to vote in favor of approving this Agreement, the Merger, and the other transactions contemplated hereby, all as provided in the form attached hereto as Exhibit B (the "Voting Agreement");

          WHEREAS, Adecco, Merger Sub and Olsten desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

          Section 1.01 The Merger. (a) In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Act"), at the Effective Time, which shall occur as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles VI, VII and VIII, Merger Sub shall be merged with and into Olsten, and Olsten shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "Olsten," or such other name as may be designated by Adecco. At the Effective Time the separate existence of Merger Sub shall cease.

          (b) The Merger shall have the effects on Olsten and Merger Sub as constituent corporations of the Merger as provided under the Delaware Act.

          Section 1.02 Effective Time. The Merger shall become effective at the time of filing of, or at such later time specified in, a certificate of merger, in the form required by and executed in accordance with the Delaware Act, with the Secretary of State of the State of Delaware in accordance with the Delaware Act (the "Certificate of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

          Section 1.03 Certificate of Incorporation and By-Laws of Surviving Corporation. The Certificate of Incorporation of Olsten shall be amended as of the Effective Time to read as set forth on Exhibit C. The By-Laws of Olsten, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

          Section 1.04 Directors and Officers of Surviving Corporation. The initial directors of the Surviving Corporation shall be those persons who serve as directors of Merger Sub immediately prior to the Effective Time and the initial officers of the Surviving Corporation shall be those persons who serve as officers of Olsten immediately prior to the Effective Time, in each case until their successors are elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

          Section 1.05 Stockholders' Meetings. (a) Olsten shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to call and convene a special meeting of its stockholders (the "Olsten Special Meeting" and, together with the Adecco Special Meeting (as defined below), the "Special Meetings") as soon as practicable to consider, vote upon and obtain the approval of this Agreement, the Merger and the other transactions contemplated hereby by a majority of the voting power represented by the outstanding shares of Olsten Stock and Olsten Class B Stock entitled to vote thereon, voting together as a single class. Olsten shall, through its Board of Directors, (i) recommend to its stockholders approval of this Agreement, the Merger and the other transactions contemplated hereby, which recommendation shall be contained in a proxy statement of Olsten (the "Olsten Proxy Statement") and shall not withdraw, modify or change in any manner or take action inconsistent with its recommendation of this Agreement, the Merger or the other transactions contemplated hereby and shall not resolve to do any of the foregoing and publicly disclose such resolution; provided, however, that, subject to compliance with the provisions of Section 5.02 hereof, the Board of Directors of Olsten may fail to make its recommendation to its stockholders or may withdraw, modify or change in any manner or take action inconsistent with such recommendation or resolve to do any of the foregoing and publicly disclose such resolution if such Board of Directors reasonably believes after (x) receiving a Superior Proposal (as hereinafter defined) which was not solicited by it after July 26, 1999 and which did not result from a breach of Section 5.02 hereof, (y) receiving the advice of outside legal counsel that failure to take such action would be a breach of its fiduciary duties to its stockholders under applicable law and (z) receiving the advice of a financial advisor of nationally recognized reputation that the party making such proposal is financially capable and that such Superior Proposal is more favorable from a financial point of view to its stockholders than the Merger and the Split-Off, that the making of such recommendation or the failure to so withdraw, modify or change in any manner or take any action inconsistent with such recommendation or to resolve to do any of the foregoing and publicly disclose such resolution would be a breach of its fiduciary duties under applicable law and (ii) cause to be solicited from its stockholders proxies regarding approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby.









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
          (b) Adecco shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws (or other applicable organizational documents) to call and convene a special meeting of its stockholders (the "Adecco Special Meeting") as soon as practicable to consider and vote upon the approval of the Adecco Stockholder Proposals. Adecco, through its Board of Directors, (i) shall recommend to its stockholders the approval of the Adecco Stockholder Proposals, which recommendation shall be contained in any materials of Adecco delivered by Adecco to its stockholders in connection with the convening of the Adecco Special Meeting (the "Adecco Proxy Statement") and (ii) cause to be solicited from its stockholders the approval of the Adecco Stockholder Proposals.

          Section 1.06 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, obligation, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, obligation, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                  ARTICLE II.

                              CONVERSION OF SHARES

          Section 2.01 Olsten Common Stock. (a) At the Effective Time, each share of Olsten Common Stock issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares (as hereinafter defined), shares, if any, owned by Olsten as treasury stock or owned by Adecco, Merger Sub or any of their wholly-owned Subsidiaries or by any wholly-owned Subsidiary of Olsten) shall, by virtue of the Split-Off and the Merger and without any action on the part of the holder thereof, be converted into the right to receive (x) all of the shares of validly issued, fully paid and nonassessable shares (the "Split-Off Consideration") of common stock of OHS (the "OHS Common Stock"), except for a nominal number of the outstanding shares of OHS Common Stock which may be retained by Olsten, which shares shall be identified, prior to the Effective Time, in a writing between Olsten and Adecco and (y) either (A) $8.75 per share, without interest (the "Cash Consideration") or (B) .12472 Adecco American Depositary Shares ("Adecco ADSs"), each Adecco ADS representing one-eighth of one validly issued, fully paid and nonassessable share of Adecco's common shares, par value CHF 10.00 per share (the "Adecco Common Stock"), evidenced by American Depositary Receipts of Adecco ("Adecco ADRs") (the "Stock Consideration") or (C) a combination of a fraction of an Adecco ADS and cash, determined in accordance with Section 2.01(d), (e) or (f), as applicable (the foregoing clause (A) or (B) or (C) (the "Merger Consideration"). The ADSs are to be issued pursuant to a Deposit Agreement (the "Deposit Agreement") dated

November 1994, among Adecco, Morgan Guaranty Trust Company of New York, as Depositary and the holders from time to time of Adecco ADRs evidencing Adecco ADSs representing Adecco Common Stock issued thereunder. The Split-Off Consideration and the Merger Consideration pursuant to this Section 2.01(a) are hereinafter sometimes called the "Closing Consideration."

          (b) Effect on Olsten Common Stock. At the Effective Time all outstanding shares of Olsten Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Olsten Common Stock shall thereafter cease to have any rights with respect to such shares of Olsten Common Stock, except the right to receive the Closing Consideration for such shares of Olsten Common Stock as specified in the foregoing clause (a) upon the surrender of such certificate in accordance with Section 2.04 or dissenters' rights pursuant to
Section 2.07.

          (c) Election of Merger Consideration. Subject to the allocation and election procedures set forth in this Section 2.01 and Section 2.02, each holder of record (as of the Effective Time) of shares of Olsten Common Stock will be entitled, with respect to each such share, to (i) receive the Split-Off Consideration and (ii)(A) elect to receive cash (a "Cash Election"), (B) elect to receive Adecco ADSs (a "Stock Election"), or (C) indicate that such record holder has no preference as to the receipt of cash or Adecco ADSs (a "Non-Election"). Any holder who fails to make a valid and timely election shall be deemed to have made a Non-Election. All such elections shall be made on a form designed for that purpose (a "Form of Election") in accordance with the procedures specified in Section 2.02.

          (d) Excess Cash Elections. If the aggregate number of shares of Olsten Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number (as defined below), then all shares of Olsten Common Stock covered by Stock Elections and all shares of Olsten Common Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive the Split-Off Consideration and Stock Consideration, and all shares of Olsten Common Stock covered by Cash Elections shall be converted into the right to receive (in addition to the Split-Off Consideration) Adecco ADSs and cash in the following manner:

     each share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Adecco ADSs equal to the product of (x) the Stock Consideration and (y) a fraction equal to one minus the Cash Fraction.

          The "Cash Election Number" shall be equal to (i) 50% of the number of shares of Olsten Common Stock outstanding as of immediately prior to the Effective Time, minus (ii) (A) the number of shares of Olsten Common Stock represented by Dissenting Shares (as defined below), (B) the number of shares of Olsten Common Stock for which cash in lieu of fractional shares of Adecco ADSs is payable pursuant to Section 2.06 and (C) the number of shares of Olsten Common Stock, if any, owned by Olsten as treasury stock or owned by Adecco, Merger Sub or any of their wholly-owned Subsidiaries or by any wholly-owned Subsidiary of Olsten.

          (e) Excess Stock Elections. If the aggregate number of shares of Olsten Common Stock covered by Stock Elections (the "Stock Election Shares") exceeds the Stock Election Number (as defined below), then all shares of Olsten Common Stock covered by Cash Elections and all shares of Olsten Common Stock covered by Non-Elections shall be converted into the right to receive the Split-Off Consideration and the Cash Consideration, and all shares of Olsten Common Stock covered by Stock Elections shall be converted into the right to receive (in addition to the Split-Off Consideration) Adecco ADSs and cash in the following manner:

     each share shall be converted into the right to receive (i) a number of shares of Adecco ADSs equal to a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction equal to one minus the Stock Fraction.

          The "Stock Election Number" shall be equal to (i) 50% of the number of shares of Olsten Common Stock outstanding as of immediately prior to the Effective Time minus (ii) the number of shares of Olsten Common Stock, if any, owned by Olsten as treasury stock or owned by Adecco, Merger Sub or any of their wholly-owned Subsidiaries or by any wholly-owned Subsidiary of Olsten.

          (f) Insufficient Elections. In the event that neither Section 2.01(d) nor Section 2.01(e) above is applicable, all shares of Olsten Common Stock covered by Cash Elections shall be converted into the right to receive the Split-Off Consideration and the Cash Consideration, all shares of Olsten Common Stock covered by Stock Elections shall be converted into the right to receive the Split-Off Consideration and the Stock Consideration, and the shares of Olsten Common Stock covered by Non-Elections, if any, shall be converted into the right to receive (in addition to the Split-Off Consideration) Adecco ADSs and cash in the following manner:

     each share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess, if any, of the Cash Election Number over the total number of Cash Election Shares and the denominator of which shall be the Non-Election Shares and (ii) a number of shares of Adecco ADSs equal to the product of (x) the Stock Consideration and (y) a fraction equal to one minus the Non-Election Fraction.

          Section 2.02 Election Procedures. (a) Elections shall be made by holders of Olsten Common Stock by mailing to the Exchange Agent (as hereinafter defined) a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by Certificates (as hereinafter defined) representing the shares of Olsten Common Stock as to which the election is being made. Holders of record of shares of Olsten Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Elections, provided that such Representative certifies in writing that each such Form of Election covers all the shares of Olsten Common Stock held by each

Representative for a particular beneficial owner. Olsten shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Olsten (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Olsten nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall make all computations contemplated by Section 2.01 and this Section 2.02 and all such computations shall be conclusive and binding on the holders of Olsten Common Stock. Forms of Election and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected and risk of loss and title to the Certificates theretofore representing shares of Olsten Common Stock shall pass, only upon proper delivery of such Certificates to the Exchange Agent) in such form as Adecco and Olsten shall mutually agree shall be mailed on the date that the Olsten Proxy Statement is first mailed to the stockholders of Olsten.

          (b) A holder of Olsten Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as defined below) shall be deemed to have made a Non-Election. If Olsten or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made with respect to any or all of the shares of Olsten Common Stock of a holder, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

          (c) Olsten shall use its reasonable best efforts to mail the Form of Election to all persons or entities who become holders of Olsten Common Stock during the period between the record date for the Olsten Special Meeting and 10:00 a.m., New York time, on the date five business days prior to the anticipated Effective Time and to make the Form of Election available to all persons or entities who become holders of Olsten Common Stock subsequent to such day and no later than the close of business on the business day prior to the Effective Time. A Form of Election must be received by the Exchange Agent by 4:00 p.m. on the last business day prior to the Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked in writing until the Election Deadline.

          Section 2.03 Merger Sub Common Stock; Adecco Owned Olsten Common Stock. (a) At the Effective Time, each share of common stock, par value $.001 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one validly issued, fully paid and nonassessable share of common stock, par value
$.10 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

          (b) At the Effective Time all outstanding shares of Olsten Common Stock that are owned by Olsten as treasury stock and any shares of Olsten Common Stock that are owned by Adecco or Merger Sub or any wholly-owned Subsidiary thereof or by any wholly-owned Subsidiary of Olsten, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Olsten Common Stock shall thereafter cease to have any rights with respect to such shares of Olsten Common Stock and no consideration shall be delivered in exchange therefor.

          Section 2.04 Exchange of Shares. (a) Adecco and Olsten shall jointly designate one or more persons in the United States to act as the Exchange Agent (the "Exchange Agent") for the purposes described in Section 2.02 and for the purpose of exchanging certificates representing shares of Olsten Common Stock for the Closing Consideration. At least one business day prior to the Effective Time, Adecco will deposit with the Exchange Agent the aggregate Merger
Consideration, and Olsten shall deposit or cause OHS to deposit with the Exchange Agent the aggregate Split-Off Consideration, each to be paid in respect of the shares of Olsten Common Stock. For purposes of determining the aggregate Merger Consideration and the aggregate Split-Off Consideration to be so deposited with the Exchange Agent, Adecco and Olsten shall assume that no holder of shares of Olsten Common Stock will perfect his/her right to appraisal of his/her shares of Olsten Common Stock pursuant to Section 2.07 hereof. Adecco will pay all fees and expenses associated with the issuance of the Adecco ADSs evidenced by Adecco ADRs to Morgan Guaranty Trust Company of New York, as depositary (the "Depositary") and the issuance by the Depositary of the Adecco ADSs.

          (b) Promptly after the Effective Time, Adecco and the Surviving Corporation shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented shares of Olsten Common Stock (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Closing Consideration.

          (c) Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Closing Consideration that such holder has the right to receive under this Article II, and such Certificate shall forthwith be canceled. If any shares of Adecco ADSs are to be issued to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that such surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange by a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of Adecco that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.04, each Certificate shall represent, for all purposes, the right to receive the Closing Consideration in respect of the number of shares of Olsten Common Stock evidenced by such Certificate. No dividends or other distributions that are declared after the Effective Time on Adecco Common Stock or OHS Common Stock and payable to the respective holders of record thereof after the Effective Time will be paid to holders of Certificates until such holders surrender their Certificates. Upon such surrender, Adecco or OHS, as the case may be, shall deposit with the Exchange Agent and shall cause the Exchange Agent to pay to the record holder of the shares of Adecco ADRs or Adecco Common Stock, as the case may be, representing Stock Consideration or the recordholder of the OHS Common Stock representing Split-Off Consideration, the dividends or other distributions, excluding interest, that became payable after the Effective Time and were not paid because of the delay in surrendering Certificates for exchange.

          (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of Olsten of the shares of Olsten Common Stock that were outstanding immediately prior to the Effective Time. If, after the
Effective Time, Certificates are presented to Adecco or the Surviving Corporation, they shall be canceled and exchanged as provided in this Article II.

          (e) Neither Olsten, Adecco nor the Surviving Corporation shall be liable to any holder of Certificates with respect to any Closing Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Any Closing Consideration payable to holders of Olsten Common Stock pursuant to Section 2.01 which remains undistributed to the holders of Olsten Common Stock for a period of six months after the Closing Date shall be delivered to the Surviving Corporation, upon its request, and any holders of Olsten Common Stock who have not surrendered Certificates to the Exchange Agent for the Closing Consideration or complied with the instructions in the letter of transmittal, as the case may be, shall thereafter look only to the Surviving Corporation for payment of the Closing Consideration.

          (g) Notwithstanding Section 2.01(a), Adecco will provide holders of Olsten Common Stock with the option to elect to receive one share of Adecco Common Stock for every eight shares of Adecco ADSs such holder would otherwise be entitled to receive pursuant to Section 2.01(a). The Form of Election will provide, consistent with the terms of the Deposit Agreement, for such election option and holders of Olsten Common Stock who wish to do so must irrevocably elect to receive such Adecco Common Stock at the time they surrender their Certificates representing shares of Olsten Common Stock in accordance with the provisions described in this Section 2.04, and the receipt of such Adecco Common Stock will be deemed for all purposes of this Agreement as the receipt of the Stock Consideration and reference to Adecco ADSs in the provisions of Article II shall, as applicable for such purposes, be deemed references to such Adecco Common Stock.

          Section 2.05 Effect on Options and Convertible Securities. (a) The parties hereto agree that each option to purchase shares of Olsten Common Stock (each a "Olsten Option") issued and outstanding under the Olsten 1994 Stock Incentive Plan, the 1990 Nonqualified Stock Option Plan for Non-Employee Directors and Consultants, the Of Counsel Enterprises, Inc. 1993 Employee Stock Option Plan, the IMI Systems, Inc. 1988 Incentive Stock Option Plan, the Lifetime Corporation 1989 Non-Employee Directors Stock Option Plan, and the Quantum Health Resources, Inc. 1991 Restated Stock Option Plan (the "Olsten Plans"), to the extent, if any, provided in the Olsten Plans as in effect on August 1, 1999, shall be fully vested and exercisable prior to or at the Effective Time.(b) Effective as of the Effective Time, all outstanding Olsten Options held by Olsten Employees (as defined in the Employee Benefits Allocation Agreement) and Olsten non-employee directors shall be adjusted as described below to represent options to purchase Adecco Common Stock. Each such Olsten Option shall be adjusted such that (i) the aggregate post-transaction difference between the fair market value of the Adecco Common Stock subject to the option over the aggregate exercise price of the option remains the same as the aggregate pre-transaction difference between the fair market value of the Olsten Common Stock subject to the option over the aggregate exercise price of the option, (ii) the aggregate exercise price of the option remains the same and
(iii) the ratio of the post-transaction fair market value per share subject to the option to exercise price per share is the same as the pre-transaction ratio. For this purpose, the post-transaction fair market value of Adecco Common Stock shall be the average of the closing prices on the Swiss Stock Exchange for the five trading days immediately preceding the Effective Time (converted into U.S. Dollars at the Federal Reserve's Noon Buying Rate for U.S. Dollars and CHF on each of such days as determined pursuant to instructions for Form 20-F of the Securities Exchange Commission (the "SEC")), and the pre-transaction fair market value of the Olsten Common Stock shall be the average of the closing prices on the New York Stock Exchange (the "NYSE") for the five trading days immediately preceding the Effective Time. If appropriate, the exercise price of the Olsten Options, as adjusted, shall be converted into CHF at the Federal Reserve's Noon Buying Rate for U.S. Dollars and CHF on the Effective Date.

          (c) Effective as of the Effective Time, all Olsten Options held by OHS Employees (as defined in the Employee Benefits Allocation Agreement) shall be assumed by OHS and, at the election of OHS, either retired, to the extent permitted by the Olsten Plans and applicable option agreements, in exchange for cash, or converted into options to purchase OHS shares on terms set forth by the OHS Board of Directors (or a committee thereof), in its discretion, subject to the Olsten Plans and applicable option agreements.

          (d) Without limiting the foregoing and except as otherwise provided in clauses (b) and (c) above, the duration and other terms of each adjusted Olsten Options immediately after the Effective Time (unless otherwise agreed in writing by the optionee with respect to a particular option) shall be the same as the corresponding Olsten Option that were in effect immediately before the Effective Time, except that all references to Olsten in the Olsten Plans (and the corresponding references in each option agreement documenting each such stock option) shall be deemed to be references to Adecco or OHS, as applicable.

          (e) As soon as practicable after the Effective Time, Adecco shall deliver to optionees appropriate notices setting forth such optionee's rights pursuant to the adjusted Olsten Options referenced in clause (b) above.

          (f) Adecco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Adecco Common Stock for delivery upon exercise of stock options referenced in clause (b) above. As soon as practicable after the Effective Time, Adecco shall file registration statements on Form S-8, or another appropriate form, as the case may be (or any successor form), with respect to the shares of Adecco Common Stock subject to such options.

          (g) Subject to Adecco's performance of its obligations in the first sentence of clause (f) above, Olsten, prior to the Effective Time, shall take all corporate action necessary to cause all outstanding Olsten Options to cease to represent any claim on the equity of Olsten.

          (h) Olsten agrees to cooperate with Adecco to develop and implement a program to be effective at the Effective Time, whereby out-of-the money Olsten Options will, with the consent of the several holders, be replaced or restructured with appropriate employee incentives, or terminated for an equitable amount. As to such Olsten Options which are not so replaced, restructured or terminated, Olsten will, to the extent allowed by the Olsten Plans, terminate such options at the Effective Time.

          (i) At and after the Effective Time, the Quantum Debt shall no longer be exchangeable for shares of Olsten Class B Stock, but instead shall thereafter be exchangeable, upon surrender of the instrument evidencing such Quantum Debt to OHS, into the Closing Consideration that would have been payable to the holder of such instrument, had such instrument been surrendered in exchange for Olsten Class B Stock immediately prior to the Effective Time as if such holder had made a Non-Election. Adecco shall take all corporate action necessary to reserve for issuance a sufficient number of Adecco ADSs for issuance to holders of Quantum Debt surrendering the instruments evidencing such Quantum Debt and, upon payment by OHS of the fair market value of such Adecco ADSs, shall provide such Adecco ADSs to OHS in satisfaction of such exchange obligation. After the Effective Time, the Quantum Debt shall cease to represent any claim on the equity of Olsten.

          Section 2.06 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Olsten Common Stock who upon surrender of all of the Certificates of such holder would be entitled to receive fractional shares of Adecco Common Stock, Adecco ADSs or OHS Common Stock shall receive, in lieu of such fractional shares, cash in an amount equal to such fraction multiplied by the Market Value of Adecco Common Stock, Adecco ADSs or OHS Common Stock, as applicable. With respect to Adecco ADSs, "Market Value" shall mean the arithmetic average of the last reported sale price of Adecco ADSs as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the five (5) consecutive trading days ending with the last trading day prior to the Effective Time. With respect to Adecco Common Stock, "Market Value" shall mean the arithmetic average of the last reported sale price of Adecco Common Stock as reported on the Swiss Stock Exchange for the five (5) consecutive trading days ending with the last trading day prior to the Effective Time. With respect to OHS Common Stock, "Market Value" shall mean the last reported sale price of OHS Common Stock as reported on a national securities exchange or NASDAQ on the first full trading day following the Effective Time. All references in this Agreement to Adecco ADSs or Adecco Common Stock to be issued as Stock Consideration or OHS Common Stock to be issued as Split-Off Consideration shall be deemed to include any cash in lieu of fractional shares of Adecco ADSs, Adecco Common Stock or OHS Common Stock, as applicable, payable pursuant to this Section 2.06.

          Section 2.07 Dissenting Shares. (a) Notwithstanding anything in this Agreement to the contrary, Olsten Common Stock which is issued and outstanding immediately prior to the Effective Time and which is held by Olsten stockholders who have not voted such shares in favor of the Merger, who shall have delivered a written demand for appraisal of such shares of Olsten Common Stock in the manner provided in the Delaware Act and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive the Closing Consideration pursuant to Section 2.01 hereof, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the Delaware Act. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the Delaware Act shall receive payment therefor from the Surviving Corporation in accordance with the Delaware Act; provided, however, that if (i) any such holder of Dissenting Shares shall have failed to establish his/her entitlement to appraisal rights as provided in Section 262 of the Delaware Act, (ii) any such holder of Dissenting Shares shall have effectively withdrawn his/her demand for appraisal of such shares of Olsten

Common Stock or lost his/her right to appraisal and payment for his/her shares of Olsten Common Stock under Section 262 of the Delaware Act or (iii) neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the Delaware Act, such holder or holders, as the case may be, shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive from the Surviving Corporation the Closing Consideration, without interest thereon, as provided in Section 2.01 hereof. In such case, the Surviving Corporation will provide to such holder or holders, the Split-Off Consideration with respect to such shares.

          (b) Notice of Appraisal Demands. Olsten shall give Adecco and Merger Sub (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the Delaware Act received by Olsten and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the Delaware Act. Olsten shall not, except with the prior written consent of Adecco, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          Section 2.08 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such reasonable amount as Adecco may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation or Olsten will issue in exchange for such lost, stolen or destroyed Certificate the Closing Consideration in respect thereof pursuant to this Agreement.

          Section 2.09 Withholding Rights. Each of Olsten and Adecco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of former Olsten Common Stock such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Olsten Common Stock in respect of which such deduction and withholding was made.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                            OF Adecco AND MERGER SUB

          Subject to the disclosure schedule delivered by Adecco to Olsten at or prior to the execution of this Agreement (the "Adecco Disclosure Statement"), the section numbers of which are numbered to correspond to the sections of this Agreement to which they relate, each of Adecco and Merger Sub represents and warrants to Olsten as follows:

          Section 3.01 Organization, Etc. Adecco is a corporation duly organized, validly existing and in good standing under the laws of Switzerland and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Adecco is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of Adecco and its Subsidiaries taken as a whole, other than any change or effect arising out of or resulting from general economic conditions or conditions affecting the staffing services industry (an "Adecco Material Adverse Effect"). Neither Adecco nor Merger Sub is in violation of any of the provisions of its organizational documents. Complete and correct copies of the organizational documents, as currently in effect, of Adecco and Merger Sub have been made available to Olsten.

          Section 3.02 Authority. Each of Adecco and Merger Sub has full corporate power and authority to execute and deliver this Agreement and, subject to approval of the Adecco Stockholder Proposals by the holders of Adecco Common Stock at the Adecco Special Meeting, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Adecco and Merger Sub, and by Adecco as the sole shareholder of Merger Sub, and no other corporate proceedings on the part of Adecco or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby (other than the approval of and the adoption of the Adecco Stockholder Proposals at the Adecco Special Meeting or any adjournment thereof by the requisite holders of the outstanding shares of Adecco Common Stock). This Agreement has been duly and validly executed and delivered by each of Adecco and Merger Sub and, assuming the due authorization, execution and delivery hereof by Olsten, constitutes a valid and binding agreement of each of Adecco and Merger Sub, enforceable against Adecco and Merger Sub in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Adecco has full corporate power and authority to execute and deliver the Separation Agreement. The execution and delivery of the Separation Agreement have been duly and validly authorized by the Board of Directors of Adecco, and no other corporate proceedings on the part of Adecco are necessary to authorize the Separation Agreement. The Separation Agreement has been duly and validly executed and delivered by Adecco and, assuming the due authorization, execution and delivery thereof by Olsten and OHS, constitutes a valid and binding agreement of Adecco, enforceable against Adecco in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          Section  3.03  Consents;   No  Violations,   Etc.  (a)  No  filing  or
registration with, or permit, authorization, consent or approval of, or notification or disclosure to, any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission (a "Governmental Authority"), court or third party is required by Adecco or Merger Sub in connection with the execution and delivery of this Agreement and, as applicable, the Separation Agreement, or the consummation of the Merger and the other transactions contemplated hereby, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and applicable foreign antitrust or other similar laws, (ii) in connection with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (iii) the filing of appropriate merger documents as required by the Delaware Act, (iv) such consents, approvals, orders, permits, authorizations, registrations, declarations and filings as may be required under the Blue Sky laws of various states and (v) such consents, approvals, orders, permits, authorizations, registrations, declarations and filings which will have been made or obtained prior to the Effective Time and will then be in full force and effect.

          (b) Assuming that all filings, permits, authorizations, consents, disclosures and approvals required prior to the Effective Time have been duly made or obtained as contemplated by Section 3.03(a), the execution, delivery and performance of this Agreement and the Separation Agreement and the consummation of the Merger and the other transactions contemplated hereby by Adecco will not
(i) subject to approval by the holders of Adecco Common Stock at the Adecco Special Meeting, violate any provision of the organizational documents of Adecco or Merger Sub, (ii) violate any statute, rule, regulation, injunction, judgment, writ, order or decree of any Governmental Authority or court applicable to Adecco or Merger Sub or by which Adecco or Merger Sub or any of their properties are bound or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of any (x) note, bond, mortgage, indenture or deed of trust relating to indebtedness for borrowed money or (y) license, lease, agreement or other instrument or obligation to which Adecco or Merger Sub is a party or by which either of them or any of their properties or assets may be bound, excluding from the foregoing clauses (ii) and
(iii)(y)  violations,   breaches  or  defaults  that,  individually  or  in  the
aggregate, would not either impair Adecco's or Merger Sub's ability to consummate the Merger or the other transactions contemplated hereby or have an Adecco Material Adverse Effect.

          Section 3.04 Capitalization. At July 4, 1999, the authorized capital stock of Adecco consists of 19,769,082 shares of Adecco Common Stock and 24,500 shares of Participation Certificates (Class A), nominal value 2.0 CHF per share. As of July 4, 1999, there were 17,197,948 shares of Adecco Common Stock issued and outstanding and 67,180 shares of Adecco Common Stock held in Adecco's treasury. All issued and outstanding shares of capital stock of Adecco are duly authorized and validly issued, fully paid and nonassessable. The Adecco Common Stock to be issued in accordance with Section 2.01 hereof, when so issued, will be duly and validly authorized and, when Adecco ADSs representing the Adecco

Common Stock to be issued hereunder are issued, the ADSs will be duly and validly issued, fully paid and nonassessable and free of preemptive rights with respect thereto. Upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Adecco Common Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. Other than pursuant to the options to acquire Adecco Common Stock, there has not been any issuance of capital stock of Adecco since July 4, 1999. Adecco is a "foreign private issuer," as such term is defined in Rule 3b-4(c) under the Exchange Act.

          Section 3.05 SEC and Other Filings. (a) Adecco has timely filed with the SEC, any similar foreign regulatory authority and any stock exchange on which Adecco Common Stock or Adecco ADRs are listed all required forms, reports, registration statements and documents required to be filed by it with the SEC or such other authority since January 1, 1997 (collectively, the "Adecco Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act, the Exchange Act or the applicable laws or regulations of any such authority, as the case may be. As of their respective dates, the Adecco Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the Adecco Reports have been so filed. None of Adecco's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Adecco will deliver to Olsten, as soon as they become available, true and complete copies of any report or statement mailed by Adecco to its securityholders generally or filed by it with the SEC, any similar foreign regulatory authority or any stock exchange on which Adecco Common Stock or Adecco ADRs are listed, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Olsten, as to which Adecco makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Adecco and its Subsidiaries required to be included or incorporated by reference in such reports and statements (if any) will be prepared in accordance with U.S. GAAP (as defined below) and will fairly present the consolidated financial position of Adecco and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

          Section 3.06 Financial Statements. The audited consolidated financial statements of Adecco and its Subsidiaries included or incorporated by reference in any of the Adecco Reports have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) ("U.S. GAAP"), and fairly present in all material respects the consolidated financial position of Adecco and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended, and such audited consolidated financial statements are accompanied by an unqualified auditors' report thereon by Adecco's independent public accountants. The unaudited consolidated balance sheets and statements of operations as of July 4, 1999 of Adecco and its Subsidiaries provided to Olsten have been prepared in accordance with U.S. GAAP. The Consolidated Balance Sheet as at January 3, 1999 of Adecco and its Subsidiaries contained in such financial statements is hereinafter referred to as the "Adecco Balance Sheet."

          Section 3.07 Absence of Undisclosed Liabilities. As of the date hereof, neither Adecco nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any unusual or extraordinary commitments, except for (i) the liabilities recorded on the Adecco Balance Sheet and/or reflected in the notes thereto, (ii) liabilities and obligations disclosed in any Adecco Report filed since January 3, 1999 and prior to the date of this Agreement or in the unaudited consolidated balance sheets as of July 4, 1999 of Adecco and its Subsidiaries provided to Olsten, (iii) liabilities and obligations incurred since January 3, 1999 in the ordinary course of business consistent with past practice, which are not unusual in nature or amount and which would not, individually or in the aggregate, have an Adecco Material Adverse Effect and (iv) liabilities or obligations that, individually or in the aggregate, would not have an Adecco Material Adverse Effect.

          Section 3.08 Absence of Changes or Events. From January 3, 1999 through the date of this Agreement and except as set forth in the Adecco Reports filed prior to the date hereof (a) there has been no Adecco Material Adverse Effect, (b) Adecco and its Subsidiaries have conducted their business only in the ordinary course and (c) neither Adecco nor any of its Subsidiaries has, directly or indirectly:

    (a) purchased or otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock of Adecco or any of its Subsidiaries, or any options, warrants or other equity securities of Adecco or any of its Subsidiaries, in each case, other than purchases or acquisitions (or agreements with respect thereto) of minority interests or made in the ordinary course of business consistent with past practice, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

    (b) instituted any significant change in accounting methods, principles or practices affecting its assets, liabilities or business, except insofar as may be appropriate to conform to changes in law or U.S. GAAP; or

    (c) agreed to do any of the things described in the preceding clauses (a) or (b).

          Section 3.09 Litigation. There is no (i) claim, action, suit or proceeding pending or, to the best of Adecco's knowledge, threatened against Adecco or any of its Subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal or (ii) outstanding judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal in a proceeding to which Adecco, any of its Subsidiaries or any of their respective assets was or is a party, except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either impair Adecco's or Merger Sub's ability to consummate the Merger or the other transactions contemplated hereby or have an Adecco Material Adverse Effect.

          Section 3.10 Compliance with Laws. Neither Adecco nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any Governmental Authority, or any judgment, decree or order of any court, applicable to its business or operations, except for any such violations or failures to comply that, individually or in the aggregate, would not either impair Adecco's or Merger Sub's ability to consummate the Merger or the other transactions contemplated hereby or have an Adecco Material Adverse Effect.

          Section 3.11 Taxes. Adecco and each of its Subsidiaries have (i) timely filed all Tax Returns required to be filed by them (taking into account extensions) and all such Tax Returns were complete, correct and accurate in all material respects, (ii) timely paid all Taxes shown to be due on such Tax
Returns, (iii) timely paid all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings and properly accrued in accordance with U.S. GAAP), except in the case of clause (i), (ii) or (iii) for any such filings or payments that, individually or in the aggregate, would not have an Adecco Material Adverse Effect. There are no liens for Taxes upon the assets of Adecco or any of its Subsidiaries (other than liens for Taxes that are not yet due). "Tax" or "Taxes" shall mean any U.S. federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and shall include any transferee liability in respect of Taxes and any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement. "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Section 3.12 Employee Benefit Plans; ERISA. (a) To the extent required, Adecco and each of its Subsidiaries are in compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws with respect to the employee benefit plans (within the meaning of Section 3(3) of ERISA) maintained or contributed to by Adecco or its Subsidiaries, except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have an Adecco Material Adverse Effect. Adecco and each of its Subsidiaries are in compliance with applicable laws with respect to each of Adecco's material Adecco

Foreign Plans (as hereinafter defined), except where the failure to comply would not, singly or in the aggregate, reasonably be expected to have an Adecco Material Adverse Effect. For purposes of this Agreement, the term "Adecco Foreign Plan" shall mean any employee benefit plan, program, policy or arrangement maintained or contributed to, by, or entered into with, Adecco or any of its Subsidiaries with respect to employees (or former employees) employed outside the United States.

          (b) Neither Adecco nor any of its Subsidiaries nor any of their ERISA Affiliates (as defined below) has incurred, or reasonably expects to incur, any liability to the Pension Benefit Guaranty Corporation (the "PBGC") or to a trustee appointed under Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is a member of any group of persons described in Section 414(b),
(c) or (m) of the Code which includes the referent person or its Subsidiaries.

          (c) Neither Adecco nor any of its Subsidiaries nor any of their ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of
Section 3(37) of ERISA, except for any such liability which would not, singly or in the aggregate, reasonably be expected to have an Adecco Material Adverse Effect.

          Section 3.13 Environmental Matters. Except as would not have an Adecco Material Adverse Effect, Adecco and each of its subsidiaries are in compliance with and have no liability under applicable Environmental Laws (as hereinafter defined). As used in this Agreement, the term "Environmental Laws" means the common law, and any law, statute, rule, regulation, ordinance, judgment, directive, order or decree relating to pollution or protection of the environment, including without limitation, natural resources, or to human health or safety.

          Section 3.14 Finders or Brokers. Other than Goldman, Sachs & Co., neither Adecco nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger or the amount of which is calculated with reference to any part of the Closing Consideration.

          Section 3.15 Board Recommendation. The Board of Directors of Adecco has, by a unanimous vote at a meeting of such Board duly held on August 12, 1999, approved and adopted the Merger and the other transactions contemplated hereby, and determined that the Agreement, the Separation Agreement, the Merger and the other transactions contemplated hereby, taken together, are in the best interest of the stockholders of Adecco, and prior to the date hereof resolved to recommend that the holders of Adecco Common Stock approve the Adecco Stockholder Proposals.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF OLSTEN

          Subject to the disclosure schedule delivered by Olsten to Adecco and Merger Sub at or prior to the execution of this Agreement (the "Olsten Disclosure Statement"), the section numbers of which are numbered to correspond to the section numbers of this Agreement to which they relate, Olsten represents and warrants to Adecco and Merger Sub as follows:

          Section 4.01 Organization, Etc. Olsten is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Olsten is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of
(i) Olsten and its Subsidiaries taken as a whole, or (ii) Olsten and the Retained Subsidiaries, taken as a whole, other than any change or effect arising out of or resulting from general economic conditions or conditions affecting the staffing services industry (a "Olsten Material Adverse Effect"). Olsten is not in violation of any of the provisions of its organizational documents. Complete and correct copies of the organizational documents, as currently in effect, of Olsten have been made available to Adecco.

          Section 4.02 Authority. Olsten has full corporate power and authority to execute and deliver this Agreement and the Separation Agreement and, subject to approval by the requisite holders of the outstanding shares of Olsten Stock and Olsten Class B Stock, voting together as a single class, at the Olsten Special Meeting, to consummate the Merger, the Split-Off and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Separation Agreement and the consummation of the Merger, the Split-Off and the other transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Olsten, and no other corporate proceedings on the part of Olsten are necessary to authorize this Agreement or the Separation Agreement or to consummate the Merger, the Split-Off and the other transactions contemplated hereby and thereby (other than the approval of and adoption of this Agreement, the Merger and the other transactions contemplated hereby at the Olsten Special Meeting or any adjournment thereof by the requisite holders of the outstanding shares of Olsten Common Stock and Olsten Class B Stock, voting together as a single class). Each of this Agreement and the Separation Agreement has been duly and validly executed and delivered by Olsten and, in the case of Separation Agreement, OHS, and assuming the due authorization, execution and delivery hereof by Adecco and Merger Sub, in the case of the Merger Agreement, constitutes a valid and binding agreement of Olsten and, in the case of the Separation Agreement, OHS, enforceable against Olsten, and in the case of the Separation Agreement, OHS, in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          Section  4.03  Consents;   No  Violations,   Etc.  (a)  No  filing  or
registration with, or permit, authorization, consent or approval of, or notification or disclosure to, any Governmental Authority, court or third party is required by Olsten or OHS in connection with the execution and delivery of this Agreement and the Separation Agreement or the consummation by Olsten of the Merger and the consummation by Olsten and OHS of the Split-Off and the other transactions contemplated hereby and thereby, except (i) in connection with the applicable requirements of the HSR Act and applicable foreign antitrust or other similar laws, (ii) in connection with the provisions of the Securities Act and the Exchange Act, (iii) the filings of appropriate merger documents as required by the Delaware Act, (iv) such consents, approvals, orders, permits, authorizations, registrations, declarations and filings as may be required under the Blue Sky laws of various states and (v) such consents, approvals, orders, permits, authorizations, registrations, declarations and filings which will have been made or obtained prior to the Effective Time and will then be in full force and effect.

          (b) Assuming that all filings, permits, authorization, consents, disclosures and approvals required prior to the Effective Time have been duly made or obtained as contemplated by Section 4.03(a), the execution and delivery of this Agreement and the Separation Agreement and the consummation by Olsten of the Merger and Olsten and OHS of the Split-Off and the other transactions contemplated hereby and thereby will not (i) subject to obtaining the approval of the requisite holders of the outstanding shares of Olsten Common Stock and Olsten Class B Stock, voting together as a single class, violate any provision of the organizational documents of Olsten or any of its Subsidiaries, (ii) violate any statute, rule, regulation, injunction, judgment, writ, order or decree of any Governmental Authority or court applicable to Olsten or any of its Subsidiaries or by which Olsten, any of its Subsidiaries or any of their properties are bound or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, redemption or repurchase) under, any of the terms, conditions or provisions of any (x) note, bond, mortgage, indenture or deed of trust relating to indebtedness for borrowed money or Governmental Settlement Agreement (as defined in the Separation Agreement) or
(y) license, lease, agreement or other instrument or obligation to which Olsten or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, excluding from the foregoing clauses (ii) and
(iii)(y) violations, breaches or defaults that, individually or in the aggregate, would not either impair Olsten's or OHS', as applicable, ability to consummate the Merger or Split-Off or the other transactions contemplated hereby or by the Separation Agreement or have an Olsten Material Adverse Effect.

          Section 4.04 Capitalization. The authorized capital stock of Olsten consists of 110,000,000 shares of Olsten Stock, 50,000,000 shares of Olsten Class B Stock and 250,000 shares of preferred stock, par value $.10 per share. As of April 4, 1999, there were 68,255,667 shares of Olsten Stock outstanding, 13,068,973 shares of Olsten Class B Stock outstanding, 45,700 shares of Olsten Stock held in Olsten's treasury and 7,475,040 shares of Olsten Common Stock (including 5,731,342 shares of Olsten Stock and 1,743,698 shares of Olsten Class B Stock) reserved for issuance upon the exercise of options theretofore granted pursuant to the Olsten Plans and upon conversion of the Quantum Debt (as defined in the Separation Agreement). All issued and outstanding shares of capital stock of Olsten are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto. Section 4.04 of the Olsten Disclosure Statement lists each Olsten Plan and each outstanding option and stock grant as of August 12, 1999, the number of shares of Olsten Common Stock to be received upon exercise thereof and the exercise price of each such option (the "Olsten Common Stock Equivalents"). Except for the Olsten Common Stock
Equivalents and the Quantum Debt, there are no options, warrants, calls, subscriptions, or other rights, agreements or commitments obligating Olsten to issue, transfer or sell any shares of capital stock of Olsten or any other securities convertible into or evidencing the right to subscribe for any such shares. Other than stock, if any, issued pursuant to the Olsten Plans, stock, if any, issued upon conversion of the Quantum Debt and stock, if any, issued upon exercise of stock options or the vesting of stock grants pursuant to the Olsten Common Stock Equivalents, there has not been any issuance of capital stock of Olsten since August 12, 1999. There are no outstanding stock appreciation rights with respect to the capital stock of Olsten. At and after the Effective Time, none of the options or warrants exercisable for or other securities convertible into shares of capital stock of Olsten shall, then or thereafter, continue to be so exercisable or convertible into capital stock or other claim on the equity of Olsten.

          Section 4.05 SEC Filings. (a) Olsten has timely filed with the SEC and any stock exchange on which Olsten Common Stock is listed all required forms, reports, registration statements and documents required to be filed by it with the SEC or such other authority since January 1, 1996 (collectively, the "Olsten SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act or the Exchange Act or the applicable laws or regulations of any such authority, as the case may be. As of their respective dates, the Olsten SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 4.05(a) of the Olsten Disclosure Statement, all documents required to be filed as exhibits to the Olsten SEC Reports have been so filed. None of Olsten's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Olsten will deliver to Adecco as soon as they become available true and complete copies of any report or statement mailed by Olsten to its securityholders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports and statements (excluding any information therein provided by Adecco, as to which Olsten makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. The audited consolidated financial statements and unaudited consolidated interim financial statements of Olsten and its Subsidiaries to be included or incorporated by reference in such reports and statements will be prepared in accordance with U.S. GAAP and regulations of the SEC applicable to public companies and will fairly present the consolidated financial position of Olsten and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements).

          Section 4.06 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Olsten and its Subsidiaries included or incorporated by reference in any of the Olsten SEC Reports have been prepared in accordance with U.S. GAAP and regulations of the SEC applicable to public companies and fairly present in all material respects the consolidated financial position of Olsten and its Subsidiaries as of the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they may not include footnotes or may be condensed or summary statements), and such audited consolidated financial statements are accompanied by an unqualified opinion thereon by Olsten's independent accountants. The Consolidated Balance Sheet as at January 3, 1999 of Olsten and its Subsidiaries contained in such financial statements is hereinafter referred to as the "Olsten Balance Sheet."

          Section 4.07 Absence of Undisclosed Liabilities. As of the date hereof, neither Olsten nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any unusual or extraordinary commitments, except for (i) the liabilities recorded on the Olsten Balance Sheet and/or reflected in the notes thereto, (ii) liabilities and obligations disclosed in any Olsten SEC Report filed since January 3, 1999 and prior to the date of this Agreement, (iii) liabilities and obligations incurred since January 3, 1999 in the ordinary course of business consistent with past practice, which are not unusual in nature or amount and which would not, individually or in the aggregate, have an Olsten Material Adverse Effect and (iv) liabilities or obligations that, individually or in the aggregate, would not have an Olsten Material Adverse Effect.

          Section 4.08 Absence of Changes or Events. From January 3, 1999 through the date of this Agreement and except as set forth in the Olsten SEC Reports filed prior to the date hereof: (a) there has been no Olsten Material Adverse Effect, (b) Olsten and its Subsidiaries have conducted their business only in the ordinary course and (c) neither Olsten nor any of its Subsidiaries has, directly or indirectly:

    (a) other than pursuant to any Olsten Plan, issued any capital stock or purchased, redeemed or otherwise acquired, or agreed to purchase, redeem or otherwise acquire, any shares of capital stock of Olsten or any of its Subsidiaries, or issued or purchased any options, warrants or other equity securities, debt securities or evidence of indebtedness of Olsten or any of its Subsidiaries, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

    (b)   split, combined or reclassified any of its capital stock;

    (c) (i) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation (other than any wholly-owned Subsidiary of Olsten), or made any loans or advances to any other individual, firm or corporation (other than loans among Olsten and any of its wholly-owned Subsidiaries) except in the ordinary course of business consistent with past practice; or (ii) incurred any liabilities, except for liabilities that, individually or in the aggregate, would not reasonably be expected to have an Olsten Material Adverse Effect;

    (d) made any payment with respect to any option, warrant or other equity security, or any debt security or evidence of indebtedness of Olsten or any of its Subsidiaries (other than regular, periodic payments of principal and/or interest required pursuant to the terms of the applicable security or instrument);

    (e) instituted any significant change in accounting methods, principles or practices affecting its assets, liabilities, reserve or expense recognition, reserves, amortization or accruals, except insofar as may be appropriate to conform to changes in law or U.S. GAAP;

    (f) revalued any of its assets, including without limitation, writing down the value of inventory or notes or accounts receivables;

    (g) suffered any damage, destruction or loss, whether covered by insurance or not, except for such that, individually or in the aggregate, would not have an Olsten Material Adverse Effect;

    (h) since the date of the information contained in Olsten's proxy statement dated April 13, 1999, (i) increased in any manner the compensation or benefits of any of its directors or, except in the ordinary course of business consistent with past practice, officers or employees, except in each case as required under plans or arrangements existing at April 13, 1999; (ii) paid or agreed to pay any pension, retirement allowance or other employee benefit not required under agreements, plans or arrangements existing at April 13, 1999;
(iii) paid any bonus, except for bonuses paid in the ordinary course of business consistent with past practice; (iv) granted any severance or termination pay to any person, or entered into any employment consulting and severance agreement with, any person providing for total compensation and severance payments in excess of $100,000; (v) entered into or made any material modification or amendment to, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Olsten of the nature contemplated hereby or by the Separation Agreement, or (vi) become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement or similar plan or arrangement (including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, contract, agreement or understanding) that was not in existence as a plan of Olsten prior to April 13, 1999, or amended any such plan or arrangement in existence at or prior to April 13, 1999, in each case except as may be required by applicable law;

    (i) sold, transferred, pledged, mortgaged, or otherwise disposed of, or leased or licensed to or from any person, or encumbered, any material properties or assets, real, personal or mixed, except in the ordinary course of business; or

    (j) agreed to do any of the things described in the preceding clauses (a) through (i).









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
          Section 4.09 Litigation. Except as described specifically in the Olsten SEC Reports filed prior to the date hereof, there is no (i) claim, action, suit or proceeding pending or, to Olsten's knowledge, threatened against Olsten or any of its Subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal or (ii) outstanding judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal in a proceeding to which Olsten, any of its Subsidiaries or any of their respective assets was or is a party, except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either impair Olsten's or OHS' (as applicable) ability to consummate the Merger, the Split-Off or the other transactions contemplated hereby or by the Separation Agreement or have an Olsten Material Adverse Effect.

          Section 4.10 Subsidiaries and Investments. (a) Section 4.10(a) of the Olsten Disclosure Statement contains a complete list as of the date hereof of each Subsidiary of Olsten and sets forth with respect to each of Olsten's Subsidiaries its name and jurisdiction of organization and, with respect to each Subsidiary of Olsten that is not wholly-owned, the percentage of share capital owned by Olsten or a Subsidiary of Olsten. Each Subsidiary of Olsten is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and, except as would not, individually or in the aggregate, have an Olsten Material Adverse Effect, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Each subsidiary of Olsten is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing that, individually or in the aggregate, would not have an Olsten Material Adverse Effect. All of the outstanding shares of capital stock or share capital of each Subsidiary of Olsten are validly issued, fully paid and nonassessable, and those owned by Olsten or by a Subsidiary of Olsten are owned free and clear of any liens, claims or encumbrances. There are no options, warrants, calls, subscriptions or other rights, agreements or commitments obligating any of the Subsidiaries of Olsten to issue, transfer or sell any shares of its capital stock or other securities convertible into or evidencing the right to subscribe for any such shares.

          (b) Section 4.10(b) of the Olsten Disclosure Statement lists, as of the date hereof, each corporation, partnership, joint venture or other business, association or entity (other than its Subsidiaries) in which Olsten or any of its Subsidiaries owns, directly or, to the knowledge of Olsten, indirectly, an equity interest other than any ownership interest of less than 5% of the outstanding equity securities of any issuer whose securities are registered under the Exchange Act.

          (c) Section 4.10(c) of the Olsten Disclosure Statement lists all agreements which contain liabilities or obligations whether absolute, accrued, contingent, matured, unmatured or otherwise of Olsten and its Subsidiaries for earn-outs or other similar payments related to acquisitions and other similar transactions and all puts and other buy-out obligations related to minority interests.

          Section 4.11 Compliance with Laws. (a) Except as described specifically in the Olsten SEC Reports filed prior to the date hereof, (i) neither Olsten nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any Governmental Authority, or any judgment, decree or order of any court, applicable to it, its business or operations or by which it, its business or operations are bound, except for any such violations or failures to comply that, individually or in the aggregate, would not impair Olsten's or OHS' (as applicable) ability to consummate the Merger, the Split-Off and the other transactions contemplated hereby or by the Separation Agreement or have an Olsten Material Adverse Effect,
(ii) no investigation or review by any Governmental Authority is pending or, to Olsten's knowledge, has been threatened against Olsten or any of its
Subsidiaries, nor, to Olsten's knowledge, has any Governmental Authority indicated by written notice or, to Olsten's knowledge, otherwise, an intention to conduct an investigation of Olsten or any of its Subsidiaries, other than any such investigation which would not, individually or in the aggregate, impair Olsten's or OHS' (as applicable) ability to consummate the Merger, the Split-Off or the other transactions contemplated hereby or by the Separation Agreement or have an Olsten Material Adverse Effect; (iii) neither Olsten nor any of its Subsidiaries is liable, either primarily or jointly and severally with any other party, for any fines, penalties or other amounts payable to any Governmental Authority in an aggregate amount in excess of $5,000,000 and (iv) there is no agreement, judgement, injunction, order or decree binding upon Olsten or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Olsten or any of its Subsidiaries, any acquisition of material property by Olsten or any of its Subsidiaries, the conduct of business by Olsten as currently conducted, or the Merger or Split-Off or the other transactions contemplated by this Agreement and the Separation Agreement. Other than as disclosed by Olsten to Adecco, Olsten and its Subsidiaries are each in compliance, in all material respects, with all material laws and regulations relating to franchising and their relationship with their franchisees and licensed area representatives.

          (b) Each of Olsten and its Subsidiaries has such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Authorities ("Olsten Licenses") as are necessary to own, lease or operate its properties and assets and to conduct its business in the manner described in the Olsten SEC Reports and as presently conducted and all such Olsten Licenses are valid and in full force and effect, except for any failures to have any such Olsten License or any failures of any such Olsten License to be valid and in full force and effect that, individually or in the aggregate, would not have an Olsten Material Adverse Effect. Each of Olsten and its Subsidiaries is, and within the period of all applicable statues of limitation has been, in compliance with its obligations under such Olsten Licenses and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Olsten Licenses, except for any such failures to be in compliance with such obligations or any such revocations or terminations that, individually or in the aggregate, would not have an Olsten Material Adverse Effect. Olsten has no knowledge of any facts or circumstances that could reasonably be expected to result in an inability of Olsten or any of its Subsidiaries to renew any Olsten License. Neither the execution and delivery by Olsten of this Agreement or by Olsten and OHS of the Separation Agreement nor the consummation of the Merger or the Split-Off or any of the other transactions contemplated herein or therein will result in any revocation or termination of any Olsten License, except for Olsten Licenses, the revocation or termination of which would not, individually or in the aggregate, have an Olsten Material Adverse Effect or impair, in any material respect, the operation of the Retained Businesses after the Merger.

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
          Section 4.12 Intellectual Property Rights. To Olsten's knowledge, Olsten and its Subsidiaries own or have the right to use all Olsten Intellectual Property Rights (as defined below) necessary to the conduct of their respective businesses, except for such lack or defects in ownership or possession as would not, individually or in the aggregate, have an Olsten Material Adverse Effect. There have been no written claims or assertions made by others that Olsten or any of its Subsidiaries has infringed any material intellectual property rights of others in the preceding three year period and, to Olsten's knowledge, there has been no such infringement by Olsten or any of its Subsidiaries during this period except for such infringements that, individually or in the aggregate, would not have an Olsten Material Adverse Effect. Olsten has no knowledge of any infringement of Olsten Intellectual Property Rights by others, except for such infringements that, individually or in the aggregate, would not have an Olsten Material Adverse Effect. All material issued patents, registered trademarks and service marks owned by Olsten or its Subsidiaries are recorded on the public record in the name of Olsten or its Subsidiaries, except to the extent that the failure to be so recorded would not materially impair the ownership, use or protection of such patents, trademarks and service marks .

          Section 4.12 of the Olsten Disclosure Statement contains a list of all material patents, trade names, registered copyrights, registered and unregistered trademarks and service marks and applications for the foregoing owned by Olsten or its Subsidiaries. Olsten and/or its Subsidiaries have clear and unencumbered title to the Olsten Intellectual Property Rights set forth in
Section 4.12 of the Olsten Disclosure Statement and such title has not been challenged (pending or threatened) by others except for the encumbrances listed therein.

          "Olsten Intellectual Property Rights" shall mean and include rights relating to Olsten's or its Subsidiaries, patents, trademarks, service marks, trade names, copyrights, and all currently pending applications for any thereof, and any inventions, processes, trade secrets, know-how, confidentiality agreements, consulting agreements, software systems, proprietary field systems, software licenses or options to obtain rights or licenses.

          Section 4.13 Taxes.

    (a) Filing of Tax Returns. Olsten and its Subsidiaries have timely filed, taking into account extensions, with the proper taxing or other governmental authorities all Tax Returns (as such term is defined in Section 3.11) required to be filed through the date hereof. Such Tax Returns are complete, correct and accurate in all respects. Olsten and its Subsidiaries have delivered to Adecco complete and accurate copies of all consolidated federal, state and local income or franchise Tax Returns filed by Olsten and its Subsidiaries for their taxable year ended December 28, 1997.

    (b) Payment of Taxes. Olsten and its Subsidiaries have paid or will have paid all Taxes for all periods or portions thereof ending on or before the Effective Time, or adequate reserves (in conformity with U.S. GAAP applied on a consistent basis and consistent with such entity's past custom and practice) have been established therefor, and Olsten and its Subsidiaries have no material liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that Olsten and each of its Subsidiaries have been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing or other governmental authority.

    (c)        Audit History.

               (i) No deficiencies for Taxes of Olsten or any of its Subsidiaries have been claimed in writing or assessed by any taxing or other governmental authority, which deficiencies have not been paid or finally settled.

               (ii) There are no pending or, to Olsten's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of Olsten or its Subsidiaries.

               (iii) No extension of a statute of limitations relating to Taxes is in effect with respect to Olsten or any of its Subsidiaries.

    (d)        Tax Elections.

               (i) Olsten and each of its Subsidiaries have not made any elections, and are not required, to treat any of their assets as owned by another person or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code or under any comparable state or local income Tax or other Tax provision.

               (ii) Olsten and its Subsidiaries are not parties to or bound by any tax sharing, tax indemnity or tax allocation agreement or other similar arrangement with any other person or entity (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

               (iii) Olsten and its Subsidiaries have not filed consents pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Sections 341(f)(2) of the Code (or any corresponding provision of state or local law) apply to any disposition of any asset owned by it.

    (e)        Additional Representations.

               (i) There are no liens for Taxes (other than for Taxes not yet delinquent) upon the assets of Olsten or any of its Subsidiaries.

               (ii) Since 1992, Olsten and its Subsidiaries have never been members of an affiliated group of corporations within the meaning of
     Section 1504 of the Code, with the exception of the affiliated group for which Olsten is the common parent. Neither Olsten nor any of its Subsidiaries, or any predecessor or affiliate of any of them, has become liable (whether by contract, as transferee or successor, by law or otherwise) for the Taxes of any other person or entity under Treasury
     Regulation section 1.1502-6 or any similar provision of state, local or foreign law, except for other members of the affiliated group of which Olsten is the common parent.

               (iii) Olsten and its Subsidiaries have not made, requested or agreed to make, nor are they required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable year.

               (iv) Neither Olsten nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount as to which a deduction may be denied under Section 162(m) of the Code.

               (v) Olsten and its Subsidiaries have not been "United States real property holding corporations" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

               (vi) Olsten and its Subsidiaries have properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which Olsten and its Subsidiaries would have been obligated to collect or withhold Taxes, except for any failure to do so which would not be expected to have a Material Adverse Effect on Olsten and its Subsidiaries taken as a whole.

               (vii) There is no contract, agreement, plan or arrangement covering any employee or former employee of Olsten or any of its Subsidiaries (with respect to such employee's relationship with Olsten or the applicable Subsidiary) that, individually or collectively, requires, or in any prior period required, the payment by Olsten or any of its Subsidiaries of any amount (i) that is or was not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is or was an "excess parachute payment" pursuant to Section 280G of the Code.

          Section 4.14 Employee Benefit Plans; ERISA. (a) Olsten has disclosed to Adecco in Section 4.14(a) of the Olsten Disclosure Statement all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) maintained or contributed to by Olsten or any of its Subsidiaries or any of their ERISA Affiliates, or to which Olsten or any of its Subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability (collectively, the "Olsten Pension Benefit Plans").

          (b) Olsten has delivered or made available to Adecco true and complete copies of all "welfare benefit plans" (as defined in Section 3(1) of ERISA) maintained or contributed to by Olsten or any of its Subsidiaries (the "Olsten Welfare Plans"), all multiemployer plans (as defined in Section 3(37) of ERISA) to which Olsten or any of its Subsidiaries or any of their ERISA Affiliates is required to make contributions or otherwise may have any liability and all stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance and vacation plans maintained or contributed to by Olsten or a Subsidiary of Olsten.

          (c) Olsten and each of its Subsidiaries and each of the Olsten Pension Benefit Plans and Olsten Welfare Plans are in compliance with the applicable provisions of ERISA, the Code and other applicable laws with respect to the Olsten Pension Benefit Plans and Olsten Welfare Plans, except where the failure to comply would not, singly or in the aggregate with all other failures, non-compliance, liabilities, transactions, events and other matters that are the subject of any representation and warranty under this Section 4.14, reasonably be expected to have an Olsten Material Adverse Effect.

          (d) All contributions to, and payments from, the Olsten Pension Benefit Plans which are required to have been made in accordance with the Olsten Pension Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code have been timely made, except where the failure to make such contributions or payments on a timely basis would not, singly or in the aggregate with all other failures, non-compliance, liabilities, transactions, events and other matters that are the subject of any representation and warranty under this Section 4.14, reasonably be expected to have an Olsten Material Adverse Effect.

          (e) The Olsten Pension Benefit Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service (the "IRS") to be so qualified and nothing has occurred with respect to the operation of such Olsten Pension Benefit Plans which would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

          (f) There are (i) no investigations pending, to the knowledge of Olsten, by any governmental entity involving the Olsten Pension Benefit Plans or Olsten Welfare Plans, (ii) no termination proceedings involving the Olsten Pension Benefit Plans and (iii) no pending or, to Olsten's knowledge, threatened claims (other than routine claims for benefits), suits or proceedings with respect to any Olsten Pension Benefit Plan or Olsten Welfare Plan, against the assets of any of the trusts under any Olsten Pension Benefit Plan or Olsten Welfare Plan or against any fiduciary of any Olsten Pension Benefit Plan or Olsten Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Olsten Pension Benefit Plan or against the assets of any trust under such plan, nor, to Olsten's knowledge, are there any facts which would give rise to any such investigations, claims, suits or proceedings, except for any such matter which would not, singly or in the aggregate with all other failures, non-compliance, liabilities, transactions, events and other matters that are the subject of any representation and warranty under this Section 4.14, reasonably be expected to have an Olsten Material Adverse Effect.

          (g) None of Olsten, any of its Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Olsten Pension Benefit Plans or Olsten Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax, penalty, or other liability on Olsten or any of its Subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA, except any such event which would not, singly or in the aggregate with all other failures, non-compliance, liabilities, transactions, events and other matters that are the subject of any representation and warranty under this Section 4.14, reasonably be expected to have an Olsten Material Adverse Effect.

          (h) Neither the Olsten Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof, nor has there been any event with respect to any Olsten Pension Benefit Plan requiring disclosure under Section 4063(a) of ERISA or any event with respect to any Olsten Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA.

          (i) Neither Olsten nor any Subsidiary of Olsten nor any of their ERISA Affiliates has incurred any currently outstanding liability to the PBGC or to a trustee appointed under Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Olsten Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to the actuary by Olsten or any of its Subsidiaries for use in preparing the most recent actuarial report for the Olsten Pension Benefit Plans is complete and accurate in all material respects.

          (j) Neither Olsten, any of its Subsidiaries nor any of their ERISA Affiliates has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA.

          (k) With respect to each of the Olsten Pension Benefit Plans and Olsten Welfare Plans, true, correct and complete copies of the following documents have been delivered or made available to Adecco: (i) the current plans and related trust documents, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, and (iv) the most recent IRS determination letter, if applicable, and (v) any filings with or correspondence to or from the IRS, or compliance statements, with respect to self-corrections of any disqualifying defects pursuant to Revenue Procedure 98-22.

          (l) Neither Olsten, any of its Subsidiaries, any organization to which Olsten is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction described in Section 4069(a) of ERISA which would reasonably be expected to result in a material liability to Olsten or its Subsidiaries.

          (m) None of the Olsten Welfare Plans maintained by Olsten or any of its Subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except at the expense of the participant or the participant's beneficiary. Olsten and each of its Subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980(B) of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder, except for noncompliance which would not, singly or in the aggregate with all other failures, non-compliance, liabilities, transactions, events and other matters that are the subject of any representation and warranty under this
Section 4.14, reasonably be expected to have an Olsten Material Adverse Effect.

          (n) No liability under any Olsten Pension Benefit Plan or Olsten Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Olsten or any of its Subsidiaries has received notice that such insurance company is in rehabilitation.

          (o) The execution of, and consummation of the transactions contemplated by, this Agreement and the Separation Agreement will not, either alone or upon the occurrence of subsequent events, result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment or funding of any benefits or compensation payable to or in respect of any employee or former employee of Olsten or any of its Subsidiaries. Olsten has disclosed to Adecco in the Olsten Disclosure Statement any severance agreements or severance policies of Olsten or its Subsidiaries providing benefits in the event of a change of control of Olsten.

          (p) Olsten has disclosed to Adecco in Section 4.14(p) of the Olsten Disclosure Statement each of Olsten's material Olsten Foreign Plans (as hereinafter defined) to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction. Olsten and each of its Subsidiaries and each of such Olsten Foreign Plans are in compliance with applicable laws and all required contributions have been made to the Olsten Foreign Plans, except where the failure to comply or make contributions would not, singly or in the aggregate with all other failures, non-compliance, liabilities, transactions, events and other matters that are the subject of any representation and warranty under this Section 4.14, reasonably be expected to have an Olsten Material Adverse Effect. For purposes of this Agreement, the term "Olsten Foreign Plan" shall mean any employee benefit plan, program, policy or arrangement maintained or contributed to, by, or entered into with, Olsten or any of its Subsidiaries with respect to employees (or former employees) employed outside the United States.

          Section 4.15 Labor and Employment Matters. (a) Each of Olsten and its Subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, safety, wages and hours, and neither Olsten nor any of its Subsidiaries is engaged in any unfair labor practice in each case, except as would not, individually or in the aggregate, reasonably be expected to have an Olsten Material Adverse Effect. Olsten and each of its Subsidiaries: (i) has withheld all amounts required by law or by agreement to be withheld from wages, salaries and other payments to employees; (ii) to Olsten's knowledge, is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the laws set forth in the preceding sentence; and (iii) is not liable for any material payment to any trust or other fund or to any Governmental Authority or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice), except in the case of each of clauses (i), (ii) and (iii), for failures to withhold and liabilities which would not, individually or in the aggregate, have an Olsten Material Adverse Effect. There are no pending, or, to Olsten's knowledge, threatened or reasonably anticipated claims or actions against under any worker's compensation policy or long-term disability policy, except as would not, individually or in the aggregate, have an Olsten Material Adverse Effect. There is no labor strike, slowdown or stoppage pending (or, to the knowledge of Olsten, any labor strike, slowdown or stoppage threatened) against or affecting Olsten or any of its Subsidiaries, except as would not, individually or in the aggregate, have an Olsten Material Adverse Effect. None of Olsten or its Subsidiaries is a party to any union contract or collective bargaining agreement in North America. To Olsten's knowledge, no union organizing activities with respect to any of its or its Subsidiaries' employees are occurring or threatened, except as would not, individually or in the aggregate, have an Olsten Material Adverse Effect.

          (b) Neither Olsten nor any of its Subsidiaries is a party to any employment, management services, consultation or other contract or agreement with any past or present officer or director or, to Olsten's knowledge, any entity affiliated with any past or present officer or director, other than the agreements executed by employees generally, the forms of which have been provided to Adecco.

          Section 4.16 No Change of Control Payments. Neither the execution and delivery by Olsten of this Agreement or the execution and delivery by Olsten or OHS of the Separation Agreement nor the consummation of any of the transactions contemplated hereby or thereby gives rise to any obligation of Olsten or any of its Subsidiaries to, or any right of any holder of any security (equity or debt) of Olsten or any of its Subsidiaries or any holder of any other indebtedness of Olsten or any of its Subsidiaries or any of Olsten's franchisees or licensed area representatives to, require Olsten to purchase, offer to purchase, redeem, otherwise prepay or repay, pay any penalty or otherwise make any payments with respect to, any such security, indebtedness, or franchise or licensed area representative contract or agreement, or deposit any funds to effect the same.

          Section 4.17 Environmental Matters. Except as would not have an Olsten Material Adverse Effect:

          (a) Olsten and each of its subsidiaries are in compliance with and have no liability under applicable Environmental Laws;

          (b) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter, or request for information pending, or to Olsten's knowledge threatened, under any Environmental Law (as hereinafter defined) against Olsten or any of its Subsidiaries;

          (c) neither Olsten nor any of its Subsidiaries has received written notice of actual or potential liability under any Environmental Law that has not been resolved, or is performing or obligated to perform any investigation or other action under any Environmental Law;

          (d) to Olsten's knowledge after due inquiry, there are no past or present events, activities, conditions or occurrences, including, without limitation, any disposal, spill, discharge or release of any Hazardous Materials (as hereinafter defined), that would reasonably be expected to result in any liability under any Environmental Law on the part of Olsten or any of its subsidiaries; and

          (e) to Olsten's knowledge, there is no asbestos or underground storage tank located at, on or under any facility or property owned, operated or leased by Olsten or any of its Subsidiaries.

          As used in this Agreement, the term "Environmental Laws" means the common law, and any law, statute, rule, regulation, ordinance, judgment, directive, order or decree relating to pollution or protection of the environment, including without limitation, natural resources, or to human health or safety; and the term "Hazardous Materials" means any pollutant, contaminant, chemical, substance, constituent, waste or material regulated or which can give rise to liability under any Environmental Law.





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
          Section 4.18 Insurance. Olsten has insurance policies and fidelity bonds covering its and its Subsidiaries' assets, business, equipment, properties, operations, employees, officers and directors of the type and in amounts customarily carried by persons conducting business similar to that of Olsten and such Subsidiaries. All premiums due and payable under all such policies and bonds have been paid, and Olsten is otherwise in full compliance with the terms and conditions of all such policies and bonds, except where the failure to have made payment or to be in full compliance would not, singularly or in the aggregate with all such other failures, have an Olsten Material Adverse Effect. The reserves established by Olsten in respect of all matters as to which Olsten self-insures or carries retention and/or deductibles, including for workers' medical coverage and workers' compensation, are adequate and appropriate in light of Olsten's experience with respect thereto and Olsten is not aware of any facts or circumstances existing as of the date hereof that could reasonably be expected to cause such reserves to be inadequate or inappropriate.

          Section 4.19 Leases. Neither Olsten nor any of its Subsidiaries owns any real property. Olsten has delivered or made available to Adecco true and complete copies of each lease requiring the payment of rentals aggregating, or pursuant to which the annual rentals are reasonably expected to be, at least $250,000 per annum pursuant to which real property is held under lease by Olsten or any of its Subsidiaries, and true and complete copies of each lease pursuant to which Olsten or any of its Subsidiaries leases real property to others.
Section 4.19 of the Olsten Disclosure Statement sets forth a true and complete list of all such leases. All of the leases of Olsten or its Subsidiaries listed on Section 4.19 of the Olsten Disclosure Statement, are valid and subsisting and in full force and effect with respect to Olsten and its Subsidiaries, as the case may be, and, to Olsten's knowledge, with respect to any other party thereto except any such failures to be in full force and effect as would not be reasonably expected to have an Olsten Material Adverse Effect. Neither Olsten nor any of its Subsidiaries nor, to Olsten's knowledge, any landlord is in default of its obligations under any lease to which Olsten is bound and, to Olsten's knowledge, there are no conditions which, given notice and the passage of time, could constitute a default under such lease, except for any defaults which would not reasonably be expected to have an Olsten Material Adverse Effect. Olsten or its Subsidiaries, as the case may be, have valid leasehold interests in all properties leased thereunder free and clear of all liens, except as would not, individually or in the aggregate, have an Olsten Material Adverse Effect. To Olsten's knowledge, the leased real properties are in good operating order and condition.

          Section 4.20 Contracts and Commitments. (a) As of the date hereof, none of Olsten or any of its Subsidiaries is a party to any existing contract, obligation or commitment of any type in any of the following categories except for contracts filed as exhibits to the Olsten SEC Reports or set forth in
Section 4.20 of the Olsten Disclosure Statement (true and complete copies of which contracts have been delivered to or made available to Adecco):

               (i) contracts that provide for annual payments to or by Olsten or any of its Subsidiaries aggregating in excess of $6,000,000;

               (ii) any contract under which Olsten or any Subsidiary has or may, except by way of endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past practice, become absolutely or contingently or otherwise liable for (x) the performance under a contract of any other person, firm or corporation or
     (y) the whole or any part of the indebtedness or liabilities of any other person, firm or corporation, in all cases, individually in excess of $1,000,000 and in the aggregate in excess of $5,000,000;

               (iii) employment agreements, consulting agreements, contracts or commitments with any employee or member of Olsten's Board of Directors, other than those which are terminable by Olsten or any of its Subsidiaries on not more than thirty days notice without liability or financial obligation, and within each such category of agreements, contracts or commitments, which are individually in excess of $150,000;

               (iv) any agreements or plans, including, without limitation, any stock option, stock appreciation right or stock purchase plans or agreements, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (v) any contract with any director, officer or more than 5% stockholder of Olsten other than in such person's capacity as a director or officer of Olsten or any contract with any entity in which, to Olsten's knowledge, any director, officer or more than 5% stockholder or any family member of any director, officer or stockholder has a material economic interest;

               (vi) any contract that limits or restricts in any material respect where Olsten or any of its Subsidiaries may conduct its or their business or the type or line of business that Olsten or any of its Subsidiaries may engage in; and

               (vii) any material contract containing any agreement with respect to any change of control.

          (b) All of the contracts listed in Section 4.20 of the Olsten Disclosure Statement are in full force and effect, except for those contracts the ineffectiveness of which would not reasonably be expected to have an Olsten Material Adverse Effect. None of Olsten or its Subsidiaries is in breach of or default under any contract to which it is a party, except for breaches or defaults that would not, individually or in the aggregate, either impair
Olsten's or OHS' (as applicable) ability to consummate the Merger or the Split-Off or the other transactions contemplated hereby or by the Separation Agreement or have an Olsten Material Adverse Effect.

          Section 4.21 Finders or Brokers. Other than Warburg Dillon Read and Salomon Smith Barney, neither Olsten nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission the receipt of which is conditioned upon consummation of the Merger or the amount of which is calculated with reference to any part of the Closing Consideration.

          Section 4.22 Opinions. The Board of Directors of Olsten has received the opinions of Warburg Dillon Read LLC and Salomon Smith Barney Inc. to the effect that as of the date of this Agreement the Closing Consideration is fair to the holders of Olsten Common Stock from a financial point of view.

          Section 4.23 Board Recommendation. The Board of Directors of Olsten has, by a unanimous vote at a meeting of such board duly held on August 14, 1999, approved and adopted this Agreement, the Merger, the Split-Off and the other transactions contemplated hereby and thereby, and determined that this Agreement, the Separation Agreement, the Merger, the Split-Off and the other transactions contemplated hereby and thereby, taken together, are in the best interest of the stockholders of Olsten, and prior to the date hereof resolved to recommend that the holders of Olsten Common Stock approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

          Section 4.24 Voting Requirements. The approval by a majority of the voting power represented by the outstanding shares of Olsten Stock and Olsten Class B Stock entitled to vote thereon, and voting together as a single class, is the only vote of the holders of any class of Olsten's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated hereby. No separate approval by the holders of any other class or series of capital stock of Olsten is necessary to approve this Agreement, the Merger or any of the other transactions contemplated hereby.

          Section 4.25 State Antitakeover Statutes. Olsten has granted all approvals and taken all other steps necessary to exempt this Agreement, the Voting Agreement, the Merger and the other transactions contemplated hereby from the requirements and provisions of Section 203 of the Delaware Act and any other state or other antitakeover statute or regulation to the extent applicable such that none of the provisions of such "business combination," "moratorium," "control share," or other state antitakeover statute or regulation (x) prohibits or restricts Olsten's ability to perform its obligations under this Agreement or its ability to consummate the Merger and the other transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement or any provisions hereof, or (z) would subject Olsten or Adecco to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement.

                                   ARTICLE V.

                                    COVENANTS

          Section 5.01 Conduct of Business of Olsten and Adecco. (a) Except as specifically contemplated by this Agreement or the Separation Agreement or as expressly agreed to in writing by Adecco, during the period from the date of this Agreement to the Effective Time, each of Olsten and its Subsidiaries will conduct its operations according to its ordinary and usual course of business consistent with past practice, and will use all commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, vendors, contractors, customers and others having significant business relationships with it and will take no action that would adversely affect its ability to consummate the Merger, the Split-Off or the other transactions contemplated hereby or by the Separation Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or the Separation Agreement, from the date of this Agreement to the Effective Time, neither Olsten nor any of its Subsidiaries will, without the prior written consent of Adecco:

          (i) amend its organizational documents;

          (ii) authorize for issuance, issue, sell, deliver, pledge, otherwise encumber, grant any options, warrants, calls, subscriptions or other rights (the "Rights") for, or otherwise agree or commit to issue, sell, deliver, pledge or otherwise encumber any shares of any class of its capital stock or the capital stock of any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of its capital stock or the capital stock of any of its Subsidiaries other than pursuant to and in accordance with and subject to the terms of outstanding Olsten Common Stock Equivalents;

          (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or, except pursuant to agreements in effect on the date of execution of this Agreement which have been disclosed in the Olsten Disclosure Statement, purchase, prepay, redeem or otherwise acquire any shares of its own capital stock or any of its Rights or any indebtedness or debt security;

          (iv) (A) increase in any manner the compensation of any directors or, except in the ordinary course of business consistent with past practice, its officers or other employees; (B) pay or agree to pay any pension, retirement allowance or other employee benefit, or enter into any contract, agreement or understanding with any of its or its Subsidiaries' past or present employees relating to any such pension, retirement allowance or other employee benefit, except (as to other than directors or officers) in the ordinary course of business consistent with past practice or except as required under agreements, plans or arrangements existing as of the date hereof; (C) grant any severance or termination pay to, or enter into or amend any severance agreement with, any person, except as required under agreements existing as of the date hereof or done in the ordinary course of business consistent with past practice; (D) enter into or amend any contract, agreement or understanding with any past or present officers or directors or, except in the ordinary course of business consistent with past practice, with past or present other employees; and (E) except as may be required to comply with applicable law, adopt or become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement that was not in existence prior to the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, or amend any such plans, contracts, agreements or understandings in existence prior to the date hereof;

          (v) consolidate, merge or amalgamate with or into any person or sell or transfer any of its capital stock (other than in intercompany transactions expressly contemplated by the Separation Agreement and required to effect the Split-Off) or 5% or more of its assets (whether in one or a series of related transactions) to another person;






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
          (vi) acquire (including, without limitation, by merger, consolidation, amalgamation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof, or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;

          (vii) maintain its books and records in a manner not in the ordinary course of business consistent with past practice;

          (viii) institute any significant change in accounting methods, principles or practices affecting its assets, liabilities, reserve or expense recognition, reserves, amortization or accruals, except insofar as may be appropriate to conform to changes in law or U.S. GAAP;

          (ix) make any material change in tax accounting methods, any new election with respect to material taxes or any modification or revocation of any existing election with respect to material taxes, or settle or otherwise dispose of any material tax matter;

          (x)  revalue  any  of  its  respective   assets,   including   without
limitation, writing down the value of inventory or notes or accounts receivables, in each case, except in the ordinary course of business consistent with past practice and except insofar as may be appropriate to conform to changes in law or U.S. GAAP;

          (xi) enter into, or permit any of its Subsidiaries to enter into, any material agreement or arrangement with any of their respective affiliates (other than wholly-owned Subsidiaries) on terms less favorable to Olsten or such Subsidiary than could reasonably be expected to have been obtained with an unaffiliated third party on an arm's length basis;

          (xii) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to any plan of liquidation or dissolution;

          (xiii) except in the ordinary course of business consistent with past practice, enter into a material contract or any amendment or modification of any material contract or release or relinquish any material contract rights and even in the ordinary course, enter into a supply or vendor agreement, which agreement requires annual payments in excess of $1,500,000, which is not terminable by Olsten upon 60 days' or less notice, other than with respect to capital expenditures;

          (xiv) enter into any contract, or amend, modify or terminate any existing contract, in each case with or relating to any of its franchisees or licensed area representatives;

          (xv) authorize or commit to make capital expenditures in excess of $20,000,000 per calendar quarter;

          (xvi) permit any material insurance policy naming it as a beneficiary or a loss payee to be cancelled, terminated or materially altered, unless such policy is replaced with a comparable policy for comparable cost;





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
          (xvii)  pay,   discharge  or  satisfy  any  claims,   liabilities   or
obligations (absolute, accrued, contingent or otherwise), other than as required by law or in the ordinary course of business consistent with past practice;

          (xviii) (A) create or incur indebtedness for borrowed money other than indebtedness incurred under existing working capital facilities of Olsten to fund working capital but in no event in excess of $50,000,000 in the aggregate at any one time outstanding, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other individual, firm or corporation or make any loans or advances, except for indebtedness incurred in the ordinary course of business consistent with past practice, (C) enter into any commitment or transaction material to Olsten and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice, or (D) incur any liabilities, except for liabilities that, individually or in the aggregate, would not have an Olsten Material Adverse Effect;

          (xix) (A) other than in the ordinary course of business consistent with past practice (but not if restricted by the Separation Agreement), make any intercompany loans or transfer assets through the intercompany accounts or otherwise between the Retained Subsidiaries, on the one hand, and OHS or its Subsidiaries (after giving effect to the Split-Off), on the other, or (B) engage in or enter into any new intercompany or other transactions among the Retained Subsidiaries, on the one hand, and OHS or its Subsidiaries (after giving effect to the Split-Off), on the other;

          (xx) sell, transfer, pledge, mortgage, or otherwise dispose of, or lease or license to or from any person, or encumber, any material real or personal properties, except in the ordinary course of business;

          (xxi) make any change in their lines of business as of the date hereof that would, based on the facts and circumstances and conduct of the particular business, materially increase the potential liability of Olsten or the Retained Businesses.

          (xxii) take any action that is likely to (i) have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement or the Separation Agreement or (ii) delay materially the consummation of the transactions contemplated by this Agreement or the Separation Agreement; or

          (xxiii) agree to do any of the foregoing.

          (b) Prior to the Effective Time, neither Adecco nor any of its Subsidiaries will do or agree to do any of the following without the prior written consent of Olsten:

          (i) amend its organizational documents;

          (ii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (iii) in the case of Adecco and Merger Sub, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other person with respect to any plan of liquidation or dissolution;

          (iv) maintain its books and records in a manner not in the ordinary course of business consistent with past practice;

          (v) institute any significant change in accounting methods, principles or practices affecting its assets, liabilities or business except insofar as may be appropriate to conform to change in law or U.S. GAAP;

          (vi) revalue any of its respective assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivables, in each case, except in the ordinary course of business consistent with past practice and except insofar as may be appropriate to conform to change in law or U.S. GAAP;

          (vii) in the case of Adecco, consolidate, merge or amalgamate into another person or sell all or substantially all of its capital stock or assets;

          (viii) take any action that is likely to (i) have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement or (ii) delay materially the consummation of the transactions contemplated by this Agreement; or

          (ix) agree to do any of the foregoing.

          Section 5.02 No Solicitation. (a) Olsten agrees that from and after the date hereof it will not, nor will it authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, investment bankers, attorneys, accountants or other agents or representatives (collectively "Agents") to, directly or indirectly, (w) solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing nonpublic information) any inquiries or the making of any offer or proposal by any corporation, partnership, trust, person or other entity or group (a "Third Party") with respect to, or that could reasonably be expected to lead to, any merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction regarding Olsten or any of its Subsidiaries or involving the acquisition of a substantial portion (15% or more) of the assets of Olsten and any of its Subsidiaries, taken as a whole, or a significant equity interest (15% or more by numbers or vote) in (including by way of tender offer), or a recapitalization or restructuring of, Olsten or any of its Subsidiaries (any of the foregoing being an "Acquisition Transaction"), (x) negotiate, explore or otherwise communicate in any way with any Third Party with respect to any Acquisition Transaction or enter into, approve or recommend any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, (y) agree to do any of the foregoing or (z) take any other action inconsistent with its obligations and commitments pursuant to this Section 5.02; provided, however, that Olsten may, in response to a Superior Proposal (as defined below) which was not solicited by it after July 26, 1999 and which did not otherwise result from a breach of this Section 5.02, subject to compliance with all of the provisions of this Section 5.02, furnish information to, or





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
engage in discussions  and  negotiations  with, such Third Party, if but only if
(A) the Board of Directors of Olsten, having received (x) the advice of outside legal counsel that failure to take such action would be a breach of its fiduciary duties to its stockholders under applicable law and (y) the advice of a financial advisor of nationally recognized reputation that the party making such proposal is financially capable and that such Superior Proposal would be more favorable from a financial point of view to its stockholders than the Merger and the Split-Off, reasonably determines in good faith that taking such action is reasonably likely to lead to an Acquisition Transaction that is more favorable to it and its stockholders than the Merger and the Split-Off and that failing to take such action would be a breach of the directors' fiduciary duties under applicable law, (B) prior to furnishing or disclosing any non-public information to, or entering into discussions or negotiations with, such Third Party, it receives from such Third Party an executed confidentiality agreement with respect to the information to be furnished with terms no less favorable in the aggregate to it than those contained in the Confidentiality Agreement, but which confidentiality agreement shall not (nor shall any other agreement or arrangement between Olsten or any of its Subsidiaries, on the one hand, and such Third Party, on the other hand, or any of their respective Agents) provide for any exclusive right to negotiate with Olsten or any payments by Olsten and (C) it advises Adecco of all such non-public information delivered to such Third Party no later than concurrently with such delivery. Nothing in this Section
5.02 shall prohibit the Board of Directors of Olsten from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. As used herein, "Superior Proposal" means a bona fide, written and unsolicited offer made by a financially responsible Third Party with respect to an Acquisition Transaction involving the acquisition of all of Olsten's equity interests (or all or substantially all of Olsten's and its Subsidiaries' assets). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.02(a) by any officer or director of Olsten or any of its Subsidiaries or any investment banker, attorney or other advisor or Agent of Olsten or any of its Subsidiaries shall be deemed to be a breach of this Section 5.02 by Olsten.

          (b) Olsten shall (i) as promptly as practicable (and in any event no later than the close of business on the next business day) notify Adecco in writing of receipt of any inquiries, proposals or offers with respect to an Acquisition Transaction or any request for nonpublic information relating to it in connection with an Acquisition Transaction or for access to its or any of its Subsidiaries' properties, books or records by any Third Party that informs Olsten's Board of Directors that it is considering making, or has made (or which Olsten's Board of Directors reasonably believes may be considering making or has made) a proposal or offer with respect to an Acquisition Transaction, (ii) in such written notice, indicate in reasonable detail the identity of such Third Party (including the name of such Third Party) and the terms and conditions of such proposal or offer, (iii) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and take all necessary steps to inform such individuals or entities of the obligations undertaken in this
Section 5.02 and (iv) as promptly as practicable (and in any event no later than the close of business on the next business day) notify Adecco in writing of any determination by its Board of Directors to furnish information or engage in discussions or negotiations with any Third Party. If any notice is given or required to be given in accordance with clause (iv) of the immediately preceding





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
sentence, then Olsten shall thereafter continue to keep Adecco informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated. Notwithstanding the foregoing, Olsten shall not accept or enter into any agreement concerning a Superior Proposal for a period of at least three business days after Adecco's receipt of the notification of the terms thereof pursuant to the second preceding sentence (and only in compliance with the terms of Article X hereof), during which period Adecco shall be afforded the opportunity to match the terms and conditions contained in such Superior Proposal (with equivalent value in the case of non-cash consideration).

          Section 5.03 Access to Information. (a) Subject to the terms of the Confidentiality Agreement, dated April 15, 1999 (the "Confidentiality Agreement"), between Olsten and Adecco, from the date hereof until the Effective Time, Olsten will give Adecco and its authorized representatives (including counsel, consultants, accountants, auditors and agents) reasonable access during normal business hours to all facilities and to all books and records (and audit workpapers of independent public accountants) of it and its Subsidiaries and will cause its officers and those of its Subsidiaries to furnish Adecco with such reasonable financial and operating data and other information with respect to its business and properties as Adecco may from time to time reasonably request, in each case, in a manner that does not unduly interfere with the normal operations of Olsten's business.

          (b) Subject to the terms of the Confidentiality Agreement from the date hereof until the Effective Time, Adecco will give Olsten and its authorized representatives (including counsel, consultants, accountants, auditors and agents) reasonable access during normal business hours to such facilities and to its officers and representatives and provide such information with respect to its business and properties as Olsten may from time to time reasonably request as is customarily provided by a Swiss corporation to its stockholders and which is materially necessary in order for Olsten to determine the value of the Stock Consideration to be issued in the Merger, in each case, in a manner that does not unduly interfere with the normal operations of Adecco's business; provided, however, to the extent the exercise of fiduciary duty, in the opinion of outside legal counsel, may require access to additional documents in order to determine such value, Adecco will use all reasonable efforts to provide Olsten with such documents.

          Section 5.04 Registration Statements and Proxy Statements. (a) As soon as is reasonably practicable after the date hereof (i) Olsten, in cooperation with Adecco, will prepare the Olsten Proxy Statement, (ii) Olsten and OHS shall prepare a Registration Statement on Form S-4 (or any successor form) in connection with the registration under the Securities Act of the shares of OHS Common Stock to be issued at the Effective Time as Split-Off Consideration (the "OHS Registration Statement"), (iii) Adecco will prepare the Adecco Proxy Statement, (iv) Adecco will prepare a Registration Statement on Form F-4 (or any successor form) (the "Adecco Registration Statement") and will cause the Depositary to prepare a Registration Statement on Form F-6 (or any successor form) (the "Depositary Registration Statement," and together with the OHS Registration Statement and the Adecco Registration Statement, the "Registration Statements"), in each case in connection with the registration under the Securities Act of the shares of Adecco Common Stock and Adecco ADSs (evidenced by Adecco ADRs) to be issued at the Effective Time as Stock Consideration.





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
Olsten shall, with the cooperation of Adecco, file the Olsten Proxy Statement with the SEC and shall cause OHS to timely file the OHS Registration Statement with the SEC and Adecco shall, with the cooperation of Olsten, timely file the Adecco Registration Statement with the SEC. The parties will cooperate to cause the Olsten Proxy Statement, the OHS Registration Statement and the Adecco Registration Statement (collectively, the "Filed Documents") to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. The parties will cooperate to cause the Adecco Proxy Statement to comply with any applicable laws or regulations, including those of any foreign or national securities exchange on which Adecco Common Stock or Adecco ADSs are listed. Olsten and Adecco shall, and Olsten shall cause OHS to, use their respective reasonable best efforts to have the Olsten Proxy Statement cleared by the SEC, to have the OHS Registration Statement and the Adecco Registration Statement declared effective by the SEC as promptly as practicable after the filing thereof (including, without limitation, responding to any comments received from the SEC with respect thereto) and to keep the OHS Registration Statement and the Adecco Registration Statement effective as long as is necessary to consummate the Split-Off and the Merger, as applicable. Each party shall, and Olsten will cause OHS to, as promptly as practicable, provide the other party with copies of any written comments received from the SEC with respect to the Filed Documents and advise the other of any oral comments with respect thereto received from the SEC. Olsten and Adecco shall use their respective reasonable best efforts to obtain, prior to the effective date of the OHS Registration Statement, all necessary state securities law or Blue Sky permits or approvals required to carry out the transactions contemplated by this Agreement and the Separation Agreement. Olsten or OHS will pay all such expenses required for the OHS Registration Statement and Adecco will pay all such expenses required by the Adecco Registration Statement.

          (b) Each party agrees that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Filed Documents (i) in the case of the Olsten Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the stockholders meetings contemplated by Section 1.05, or (ii) in the case of the OHS Registration Statement or the Adecco Registration Statement and each amendment or supplement thereto, at the time it is filed or becomes effective and thereafter until the Effective Time, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time an event with respect to Olsten or its Subsidiaries or Adecco or its Subsidiaries shall occur that is required to be described in the Filed Documents or the Adecco Proxy Statement such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC (in the case of the Filed Documents) and, as required by law, disseminated to the stockholders of Olsten. No amendment or supplement to any Filed Document will be made by either party, and Olsten will not permit any amendment or supplement to be made by OHS, without the approval of both Olsten and Adecco, except, in each case, to the extent such party is advised by outside legal counsel that any such amendment or supplement is required by law, in which case it shall be permitted to the extent so required. Each of Olsten and Adecco will advise the other party, promptly after it receives notice thereof, of the time when the OHS Registration Statement or the Adecco Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, or the





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
suspension of the qualification of the OHS Common Stock, the Adecco Common Stock or Adecco ADRs issuable in connection with the Transaction for offering or sale in any jurisdiction or any request by the SEC for amendment of any of the Filed Documents or comments thereon and responses thereto or requests by the SEC for additional information.

          Section 5.05 Other Actions; Filings; Consents. Subject to the terms and conditions provided in this Agreement and the Separation Agreement, Olsten and Adecco shall (i) use their reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations or required to be taken by any Governmental Authority to consummate and make effective the transactions contemplated by this Agreement and the Separation Agreement as promptly as practicable, (ii) use their reasonable best efforts to make, as promptly as practicable, all necessary filings, and thereafter make any other required submissions with respect to this Agreement, the Separation Agreement, the Merger or the Split-Off required under (A) the Securities Act, the Exchange Act and any other applicable foreign, federal or state securities laws or regulations, (B) the HSR Act and any applicable foreign antitrust or similar laws and any related governmental request thereunder and (C) any other applicable federal, state, local or foreign statute, law, rule or regulation,
(iii) use their reasonable best efforts to obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Olsten or Adecco or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement, the Separation Agreement and the consummation of the transactions contemplated hereby and thereby, (iv) use their reasonable best efforts to resolve any objections as may be asserted by any Governmental Authority with respect to the Merger and the Split-Off and the transactions contemplated hereby and in the Separation Agreement under any antitrust or trade or regulatory laws or regulations of any Governmental Authority, (v) furnish the other with copies of all correspondence, filings and communications between them and their affiliates and their respective representatives, on the one hand, and any Governmental Authority or member of their respective staffs, on the other hand, with respect to this Agreement and the Separation Agreement and the transactions contemplated hereby and thereby, (vi) furnish the other with such necessary information and reasonable assistance as the other may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Authority and (vii) use their reasonable best efforts to defend vigorously any litigation seeking to enjoin, prevent or delay the consummation of the Merger or the Split-Off or the transactions contemplated hereby or in the Separation Agreement or seeking material changes and to lift, remove or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

          Section 5.06 Public Announcements. Before issuing any press release or otherwise making any public statement with respect to the Merger, the Split-Off, any Acquisition Transaction or any of the other transactions contemplated by this Agreement or the Separation Agreement, Olsten and Adecco will consult with, and obtain the consent of, each other as to its form and substance and shall not issue any such press release or make any such public statement prior to obtaining such consent, except as may be required by law or pursuant to any order of any court or governmental agency, tribunal or regulatory authority.





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
          Section 5.07 Notification of Certain Matters. Each party shall cause one or more of its representatives to confer on a regular and frequent basis with representatives of the other and to report on the general status of its ongoing operations. Each party shall give prompt notice to the other parties of
(i) any written notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with the Merger or Split-Off or other transactions contemplated by this Agreement or the Separation Agreement, (ii) its receipt of written notice of any governmental complaints, investigations or hearings or any litigation, in each case, that in its good faith judgement is (or would be with the passage of time or otherwise) likely to impair its ability to consummate the transactions contemplated by this Agreement or the Separation Agreement or to have an Olsten Material Adverse Effect or an Adecco Material Adverse Effect, as the case may be, (iii) any change or event that in its good faith judgment is (or would be with the passage of time or otherwise) likely to impair its ability to consummate the transactions contemplated by this Agreement or the Separation Agreement or to have an Olsten Material Adverse Effect or Adecco Material Adverse Effect, as the case may be, or (iv) the occurrence or existence of any event that would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue.

          Section 5.08 Expenses. Except as set forth in Section 10.04 (or, with respect to Olsten, as may be allocated between Olsten and OHS in the Separation Agreement), Olsten and Adecco shall bear their respective expenses incurred in connection with this Agreement, the Separation Agreement, the Merger, the Split-Off and the transactions contemplated by this Agreement and the Separation Agreement, including, without limitation, the preparation, execution and performance of this Agreement, the Separation Agreement and the transactions contemplated hereby and thereby and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

          Section 5.09 Affiliates. Section 5.09 of the Olsten Disclosure Statement lists all persons who may currently be deemed to be "affiliates" of Olsten, for purposes of Rule 145 under the Securities Act ("Affiliates"), and Olsten shall advise Adecco in writing of any person who becomes an Affiliate after the date hereof and prior to the Effective Time, and shall use its reasonable best efforts to cause each such person to deliver to Adecco, at or prior to the Effective Time, a written agreement substantially in the form of Exhibit D hereto.

          Section 5.10 Stock Exchange Listing. Adecco will use its reasonable best efforts to have the Adecco ADRs to be issued in connection with the Merger, as Stock Consideration, authorized for quotation or listing, as the case may be, on the NYSE or NASDAQ, subject to notice of issuance. Adecco shall use its reasonable best efforts to have the Adecco Common Stock to be issued in connection with the Merger, as Stock Consideration, authorized for listing on the Swiss Stock Exchange, subject to notice of issuance. Olsten will use its reasonable best efforts to have the OHS Common Stock to be issued in connection with the Split-Off, as Split-Off Consideration, listed on a national securities exchange or authorized for quotation on NASDAQ, subject to official notice of issuance.








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
          Section 5.11 Indemnification. (a) From and after the Effective Time, each of Adecco and the Surviving Corporation shall fulfill and honor all rights to indemnification now existing in favor of any employee, director or officer of Olsten and its Subsidiaries as provided in its charter or by-laws, in an agreement between any such person and Olsten or one of its Subsidiaries, or otherwise by law, which obligation shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Adecco will cause the Surviving Corporation to indemnify all directors and officers of Olsten (the "Indemnified Parties"), to the fullest extent that Olsten would have been permitted under Delaware law and its charter or bylaws in effect as of the date hereof to indemnify such individuals, with respect to all matters arising out of or pertaining to such Indemnified Party's services as directors or officers of Olsten or any of its Subsidiaries occurring prior to the Effective Time, including without limitation the transactions contemplated by this Agreement, and shall also cause the Surviving Corporation to advance expenses as incurred to the fullest extent permitted by applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. Adecco and the Surviving Corporation shall pay reasonable expenses, including attorneys' fees, that may be incurred by any Indemnifying Party in enforcing the indemnity and other obligations provided for in this Section 5.11. (b)......Adecco agrees that, from and after the Effective Time, it shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by Olsten; provided that Adecco may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous, provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that Adecco shall not be required to pay an annual premium in excess of 300% of the last annual premium paid by Olsten prior to the date hereof and if Adecco is unable to obtain the insurance required by this Section 5.11 it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

          Section 5.12 Settlement Releases. Olsten shall use its reasonable best efforts to obtain the release of it and each of its affiliates after the Merger as a party, guarantor or other obligor under and with respect to the Governmental Settlement Agreements.

          Section 5.13 Board Representation. At or prior to the Effective Time, Stuart Olsten shall be appointed or elected to the Board of Directors of Adecco.

          Section 5.14 Taxation and the Split-Off. Adecco shall, and shall cause the Surviving Corporation to, treat the Split-Off for all federal, state and local taxes purposes as an integral part of the Merger and thus report the Split-Off as a redemption, for purposes of Section 302(a) of the Code, of a number of shares of Olsten Common Stock equal in value to the value of the OHS Common Stock distributed in the Split-Off.

          Section 5.15 Certain Employee Benefits. As soon as practicable after the execution of this Agreement, Olsten and Adecco shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate Olsten Pension Benefit Plans and/or Olsten Welfare Plans immediately prior to the Effective Time if appropriate) so as to provide benefits and compensation to Olsten employees who will be employees of the Retained Businesses generally equivalent in the aggregate to those provided to similarly situated employees of Adecco.

          Section 5.16 Carryback Elections. Prior to the effective time neither Olsten nor any member of the affiliated group of which Olsten is the common parent shall make or file any election with any federal, state or local agency or authority which, for purposes of any income or franchise Tax, prevents or in any other way impairs Olsten from carrying back existing net operating losses to prior taxable years.

          Section 5.17 Tax Basis and Earnings & Profits Study. Immediately following the execution of this Agreement, Olsten and all of its Subsidiaries will cooperate fully with Olsten's independent public accountants and its designated representatives in preparing a study of the basis and earnings and profits for federal income tax purposes of Olsten and OHS, which study will be promptly furnished to Adecco and its designated representatives together with all background and other materials as shall be reasonably requested in order to permit them to review and analyze such study. Each of the parties hereto shall, and Olsten shall cause OHS to, attempt in good faith to resolve any issues raised by Adecco or its designated representatives with respect to such study.

          Section 5.18 Waiver of Repurchase Obligation. Olsten shall use its reasonable best efforts to cause the Board of Directors of Quantum Health Resources to approve the transactions contemplated hereby so as to cause such transactions not to be a Risk Event (as defined in the indenture, as supplemented, governing the Quantum Debt).

          Section 5.19 Review and Filing of Tax Returns. With respect to all consolidated or combined federal, state, or local income or franchise Tax Returns filed on or after the date hereof and prior to the Effective Time, Adecco shall have the right to receive a draft of each such Tax Return for review reasonably in advance of the due date for filing such Tax Return. Olsten shall be obligated to consider in good faith any reasonable suggestions made by Adecco with respect to such Tax Returns. Olsten shall prepare and file all such Tax Returns in a manner reasonably consistent with past practices.

                                  ARTICLE VI.

                          CONDITIONS TO THE OBLIGATIONS
                        OF OLSTEN, ADECCO AND MERGER SUB

          The respective obligations of each party to effect the Merger and of Olsten to effect the Split-Off shall be subject to the fulfillment at or prior to the Closing (as defined in Section 9.01) of each of the following conditions:

          Section 6.01 Registration Statement. The Adecco Registration Statement and the OHS Registration Statement shall have become effective in accordance with the provisions of the Securities Act and, with respect to the Adecco Registration Statement, any other applicable foreign laws. No stop order suspending the effectiveness of the Adecco Registration Statement or the OHS Registration Statement shall have been issued by the SEC and, with respect to the Adecco Registration Statement, any other applicable governmental authority, and remain in effect.

          Section 6.02 Stockholder Approval. (a) This Agreement, the Merger and the other transactions contemplated in this Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Olsten Stock and Olsten Class B Stock, voting together as a single class.

          (b) The Adecco Stockholder Proposals shall have been approved and adopted by the affirmative vote of the requisite shares of Adecco Common Stock.

          Section 6.03 Certain Orders. No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against Olsten, Adecco or OHS which prohibits or restricts the consummation of the Merger or the Split-Off or would otherwise restrict the Surviving Corporation's exercise of any material rights with respect to the ownership or operation of the Retained Businesses (as defined in the Separation Agreement).

          Section 6.04 HSR Act and Other Antitrust Approvals. All necessary consents and approvals of, and notifications and disclosures to, and filings and registrations with, any United States or any other governmental authority under the HSR Act and any applicable foreign antitrust or other similar laws required for the consummation of the Merger shall have been obtained and any waiting period applicable to the consummation of the Merger under the HSR Act and any other applicable antitrust clearances shall have expired or been terminated.

          Section 6.05 Stock Exchange Listing. The Adecco ADRs and the Adecco Common Stock issuable in the Merger as Stock Consideration shall have been authorized for quotation, as appropriate, on NYSE or NASDAQ and the Swiss Stock Exchange, respectively, subject to official notice of issuance. The OHS Common Stock issuable in the Split-Off as Split-Off Consideration shall have been authorized for listing on a national securities exchange or authorized for quotation on NASDAQ, subject to official notice of issuance.

                                  ARTICLE VII.

                     CONDITIONS TO THE OBLIGATIONS OF ADECCO
                                 AND MERGER SUB

          The obligation of Adecco and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by Adecco:

          Section 7.01 Representations and Warranties True. The representations and warranties of Olsten contained herein that are qualified with reference to an Olsten Material Adverse Effect or materiality shall be true and correct and the representations and warranties of Olsten contained herein that are not so qualified shall be true and correct in all material respects, in each case, as of the Effective Time as though made as of such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date.

          Section 7.02 Performance. Olsten shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the
Closing Date, except for those failures to so perform or comply that individually or in the aggregate would not either impair Olsten's ability to consummate the Merger and the Split-Off and the other transactions contemplated by this Agreement and the Separation Agreement or have an Olsten Material Adverse Effect.

          Section 7.03 Material Adverse Effect. No Olsten Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

          Section 7.04 Compliance with Separation Agreement. Olsten and OHS shall have complied in all material respects with all of their respective obligations under the Separation Agreement (except for Sections 5.12 and 5.13 of the Separation Agreement which shall have been complied with in all respects) and shall have taken all action required to be taken thereunder prior to the Effective Time.

          Section 7.05 Separation Agreement Representations and Warranties True. The representations and warranties of OHS contained in the Separation Agreement that are qualified with reference to materiality shall be true and correct, and the representations and warranties of OHS contained therein that are not so qualified shall be true and correct in all material respects, as of the Effective Time as though made as of said date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date.

                                 ARTICLE VIII.

                     CONDITIONS TO THE OBLIGATIONS OF OLSTEN

          The obligations of Olsten under this Agreement and the Separation Agreement to effect the Merger and the Split-Off shall be subject to the fulfillment on or before the Closing Date of each of the following additional conditions, any one or more of which may be waived by Olsten:

          Section 8.01 Representations and Warranties True. The representations and warranties of Adecco and Merger Sub contained herein that are qualified with reference to an Adecco Material Adverse Effect or materiality shall be true and correct and the representations and warranties of Adecco and Merger Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case, as of the Effective Time as though made as of such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date.

          Section 8.02 Performance. Adecco and Merger Sub shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except for those failures to so perform or comply that, individually or in the aggregate, would not either impair the ability of Adecco or Merger Sub to consummate the Merger and the other transactions contemplated hereby or have an Adecco Material Adverse Effect.

          Section 8.03 Material Adverse Effect. No Adecco Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

                                  ARTICLE IX.

                                     CLOSING

          Section 9.01 Time and Place. Subject to the provisions of Articles VI, VII, VIII and X, the closing of the Merger and the Split-Off (the "Closing") shall take place at the offices of Cahill Gordon & Reindel, as soon as practicable but in no event later than 9:30 A.M., local time, on the first business day after the date on which each of the conditions set forth in Articles VI, VII and VIII have been satisfied or waived by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as Olsten and Adecco may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

          Section 9.02 Filings and Deliveries at the Closing. (a) Subject to the provisions of Articles VI, VII, VIII and X, Olsten, Adecco and Merger Sub shall cause to be executed at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be filed and recorded in accordance with the applicable provisions of the Delaware Act and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger and the Split-Off to become effective.

          (b) Prior to the Closing, each of Olsten, Adecco and Merger Sub shall furnish such certificates of its officers to evidence compliance with the conditions set forth in this Agreement and other matters as may be reasonably requested by the other party hereto.

                                   ARTICLE X.

                           TERMINATION AND ABANDONMENT

          Section 10.01 Termination. This Agreement may be terminated and the Merger may be abandoned any time prior to the Effective Time, whether before or after approval by the stockholders of Olsten or Adecco:

    (a) by mutual written consent of the Boards of Directors of Olsten and Adecco;

    (b) by either Olsten or Adecco if, without fault of such terminating party, the Merger shall not have been consummated on or before March 31, 2000, which date may be extended by mutual consent of the parties hereto; provided, however, that the right to terminate this Agreement pursuant to this Section

10.01(b) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date; and provided, further, that if, on March 31, 2000, the Merger could be consummated but for the failure to obtain consents, waivers, approvals, authorizations or orders of a Governmental Entity as contemplated by Section 6.04, either Olsten or Adecco may, upon notice to the other, extend the period for consummation of the Merger to the earlier of the date on which such approvals are obtained or June 30, 2000, but only so long as the party requesting such extension shall be using its reasonable best efforts to obtain receipt of such consents, waivers, approvals, authorizations or orders;

    (c) by either Olsten or Adecco if any court of competent jurisdiction or other Governmental Authority shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Split-Off, and such order, decree, ruling or other action shall have become final and nonappealable;

    (d) by Olsten, if the stockholders of Adecco shall have failed to approve the Adecco Stockholder Proposals at a meeting duly convened therefor;

    (e) by Adecco, if the holders of Olsten Common Stock, voting as a single class, shall have failed to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby at a meeting duly convened therefor;

    (f) by Olsten, if Adecco or Merger Sub has materially breached any representation, warranty, covenant or agreement contained herein and has not cured such breach within ten (10) business days of receipt of written notice from Olsten or by the Closing Date, if earlier;

    (g) by Adecco, if Olsten has materially breached any representation, warranty, covenant or agreement contained herein or in the Separation Agreement and has not cured such breach within ten (10) business days of receipt of written notice from Adecco or by the Closing Date, if earlier;

    (h) by Adecco, if the Board of Directors of Olsten shall have (1) withdrawn, changed or modified in any manner its recommendation that its stockholders vote in favor of this Agreement, the Merger or the other transactions contemplated hereby; (2) Olsten shall have failed to include in the Olsten Proxy Statement the recommendation of the Board of Directors of Olsten in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby; (3) the Board of Directors of Olsten or any committee thereof shall have approved or publicly recommended any Acquisition Transaction;
(4) Olsten shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting or expressing an intention to accept any Acquisition Transaction; or (5) a tender or exchange offer relating to securities of Olsten shall have been commenced by a Person unaffiliated with Adecco, and Olsten shall not have sent to its stockholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Olsten recommends rejection of such tender or exchange offer.

    (i)   by Olsten, prior to the approval by its stockholders of the Merger, if
(1) Olsten shall have received a Superior Proposal which was not solicited by it after July 26, 1999 and which did not result from a breach of Section 5.02 hereof, (2) the Board of Directors of Olsten shall have received (x) the advice of outside legal counsel that failure to take the actions permitted by the proviso to the first sentence of Section 5.02(a) would be a breach of the fiduciary duties of the Board of Directors of Olsten to its stockholders under applicable law and (y) the advice of a financial advisor of nationally recognized reputation that the party making such proposal is financially capable and that such Superior Proposal would be more favorable from a financial point of view to its stockholders than the Merger and the Split-Off, and, thereafter, reasonably determines in good faith that such Superior Proposal would be more favorable to its stockholders than the Merger and that failing to take such actions would be a breach of the directors' fiduciary duties under applicable law and (3) Olsten shall have given Adecco three business days' written notice prior to such termination and otherwise complied with the provisions of Section
5.02 and Adecco shall not have matched such Superior Proposal; provided that such termination shall not be effective until the fee specified in Section 10.04 has been paid.

          Section 10.02 Procedure for Termination. In the event of termination and abandonment of the Merger by any party pursuant to this Article X, written notice thereof shall immediately be given to the other party.

          Section 10.03 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to Section 10.01, this Agreement and the Separation Agreement shall become void and have no effect, without liability on the part of any party (or any of its directors, officers or stockholders), except under this Section 10.03, Sections 5.06, 5.08 and 10.04, Article XII and the Confidentiality Agreement. Nothing herein shall relieve any party from liability for any breach of this Agreement occurring before such termination or shall prejudice the ability of a non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, reasonable attorneys' fees and the right to pursue any remedy at law or in equity.

          Section 10.04 Termination Fees. In order for Olsten to induce Adecco to enter into this Agreement and to reimburse Adecco for its costs and expenses related to entering into this Agreement and seeking to consummate the Merger, if
(a) Olsten terminates this Agreement pursuant to 10.01(i); (b) Olsten terminates this Agreement pursuant to Section 10.01 hereof and at such time Adecco would have been permitted to terminate this Agreement under Section 10.01(h) hereof;
(c) Adecco terminates this Agreement pursuant to Section 10.01(h) hereof; (d) Adecco or Olsten terminates this Agreement pursuant to Section 10.01(b) or (c) and (x) at the time of such termination a definitive proposal for an Acquisition Transaction has been provided to Olsten by a Third Party and such proposal has not been rejected by the Board of Directors of Olsten and (y) within one year of such termination Olsten shall have consummated, or have entered into a definitive agreement with respect to, an Acquisition Transaction (on terms more favorable than the terms of this Agreement (without taking into account the payment of the fee provided for in this Section 10.04)); or (e) Adecco terminates this Agreement pursuant to Section 10.01(e) or (g) and within one year of such termination Olsten shall have consummated, or have entered into a definitive agreement with respect to, an Acquisition Transaction on terms more favorable than the terms of this Agreement (without taking into account the payment of the fee provided for in this Section 10.04), then Olsten shall pay to Adecco, concurrently (i) in the case of clauses (a), (b) and (c) with such termination and (ii) in the case of clauses (d) and (e), with the earlier of such consummation or entering into of a definitive agreement, a fee, in cash, of $40,000,000 (the "Termination Fee").

                                  ARTICLE XI.

                                   DEFINITIONS

          Section  11.01  Terms  Defined  in  This   Agreement.   The  following
capitalized terms used herein shall have the meanings ascribed in the indicated sections.

         Acquisition Transaction...........................     5.02
         Adecco............................................     First Paragraph
         Adecco ADRs.......................................     2.01
         Adecco ADSs.......................................     2.01
         Adecco Balance Sheet..............................     3.06
         Adecco Common Stock...............................     2.01
         Adecco Disclosure Statement.......................     3.00
         Adecco Foreign Plan...............................     3.12
         Adecco Material Adverse Effect....................     3.01
         Adecco Proxy Statement............................     1.05
         Adecco Registration Statement.....................     5.04
         Adecco Reports....................................     3.05
         Adecco Special Meeting............................     1.05
         Adecco Stockholder Proposals......................     Recitals
         Affiliates........................................     5.09
         Agent.............................................     5.02
         Agreement.........................................     First Paragraph
         Ancillary Agreements..............................     Recitals
         Assumed OHS Liabilities...........................     Recitals
         Cash Consideration................................     2.01
         Cash Election.....................................     2.01
         Cash Election Number..............................     2.01
         Cash Election Shares..............................     2.01
         Cash Fraction ....................................     2.01
         Certificate of Merger.............................     1.02
         Certificates......................................     2.04
         CHF...............................................     12.11
         Closing...........................................     9.01
         Closing Date......................................     9.01
         Closing Consideration.............................     2.01
         COBRA.............................................     4.14
         Code..............................................     2.09
         Confidentiality Agreement.........................     5.03
         Constituent Corporations..........................     First Paragraph
         Delaware Act......................................     1.01
         Delaware Courts...................................     12.06
         Depositary........................................     2.04
         Depositary Registration Statement.................     5.04
         Deposit Agreement.................................     2.01
         Dissenting Shares.................................     2.07
         $ or Dollars......................................     12.11
         Effective Time....................................     1.02
         Election Deadline.................................     2.02
         Environmental Laws................................     3.13, 4.17
         ERISA.............................................     3.12
         ERISA Affiliate...................................     3.12





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
         Exchange Act......................................     3.03
         Exchange Agent....................................     2.04
         Filed Documents...................................     5.04
         Form of Election..................................     2.01
         Governmental Settlement Agreement.................     4.03
         Governmental Authority............................     3.03
         Hazardous Material................................     4.17
         Health Services Assets............................     Recitals
         Health Services Business..........................     Recitals
         Health Services Liabilities.......................     Recitals
         HSR Act...........................................     3.03
         Indemnified Parties...............................     5.11
         IRS...............................................     4.14
         Market Value......................................     2.06
         Merger............................................     Recitals
         Merger Consideration..............................     2.01
         Merger Sub........................................     First Paragraph
         Merger Sub Common Stock...........................     2.03
         NASDAQ............................................     2.06
         Non-Election......................................     2.01
         Non-Election Shares...............................     2.01
         Non-Election Fraction.............................     2.01
         NYSE..............................................     2.05
         OHS...............................................     Recitals
         OHS Common Stock..................................     2.01
         OHS Registration Statement........................     5.04
         Olsten............................................     First Paragraph
         Olsten Balance Sheet..............................     4.06
         Olsten Class B Stock..............................     Recitals
         Olsten Common Stock...............................     Recitals
         Olsten Common Stock Equivalents...................     4.04
         Olsten Disclosure Statement.......................     4.00
         Olsten Foreign Plan...............................     4.14
         Olsten Intellectual Property Rights...............     4.12
         Olsten Licenses...................................     4.11
         Olsten Material Adverse Effect....................     4.01
         Olsten Option.....................................     2.05
         Olsten Pension Benefit Plans......................     4.14
         Olsten Plans......................................     2.05
         Olsten Proxy Statement............................     1.05
         Olsten SEC Reports................................     4.05
         Olsten Special Meeting............................     1.05
         Olsten Staffing Business..........................     6.03
         Olsten Stock......................................     Recitals
         Olsten Welfare Plans..............................     4.14
         PBGC..............................................     3.12
         Person............................................     12.11
         Quantum Debt......................................     4.04
         Registration Statements...........................     5.04
         Representative....................................     2.02
         Retained Businesses...............................     Recitals
         Rights............................................     5.01
         SEC...............................................     2.05
         Securities Act....................................     3.03





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
         Separation Agreement..............................     Recitals
         Special Meetings..................................     1.05
         Split-Off.........................................     Recitals
         Split-Off Consideration...........................     2.01
         Stock Consideration...............................     2.01
         Stock Election....................................     2.01
         Stock Election Shares.............................     2.01
         Stock Election Number.............................     2.01
         Stock Fraction....................................     2.01
         Stock Option Agreement............................     Recitals
         Subsidiary........................................     12.11
         Superior Proposal.................................     5.02
         Surviving Corporation.............................     1.01
         Surviving Corporation Common Stock................     2.03
         Tax...............................................     3.11
         Tax Return........................................     3.11
         Termination Fee...................................     10.04
         Third Party.......................................     5.02
         Transaction.......................................     Recitals
         Transferred Assets................................     5.12
         U.S. GAAP.........................................     3.06
         Voting Agreement..................................     Recitals

                                  ARTICLE XII.

                                  MISCELLANEOUS

          Section 12.01 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Olsten, Adecco and Merger Sub at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after this Agreement is adopted by the stockholders of Olsten, no such amendment or modification shall change the amount or form of the Closing Consideration.

          Section 12.02 Waiver of Compliance; Consents. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party. Any waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.02.

          Section 12.03 Survival of Representations and Warranties; Investigations. The respective representations and warranties of Olsten, Adecco and Merger Sub contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant hereto by any person shall terminate at the Effective Time, except that the agreements set forth in Articles I, II and XII and Sections 5.11 and 5.14 of this Agreement shall survive the Merger.

          Section 12.04 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested), first class postage prepaid, or sent by facsimile, telegram or telex, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecommunicated, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

    (a)   if to Adecco or Merger Sub, to:

                   Adecco SA
                   1275 Cheserex
                   Switzerland
                   Attention:  Felix A. Weber
                   Telephone:     011 41 21 321 6666
                   Telecopy:      011 41 21 321 6688


                   with a copy to:

                   Latham & Watkins
                   633 West Fifth Street, Suite 4000
                   Los Angeles, California 90071
                   Attention:  Thomas W. Dobson, Esq.
                   Telephone:     (213) 485-1234
                   Telecopy:      (213) 891-8763

                   and:


                   Baer & Karrer
                   Rechtsanwaelte
                   Seefeldstrasse 19
                   8024 Zurich
                   Switzerland
                   Attention:  PD Dr. Rolf Watter
                   Telephone:     011 41 1 261 51 50
                   Telecopy:      011 41 1 251 30 25

    (b)   if to Olsten, to:

                   Olsten Corporation
                   175 Broad Hollow Road
                   Melville, New York  11747
                   Attention:  Edward A. Blechschmidt
                   Telephone:     (516) 844-7800
                   Telecopy:      (516) 844-7266


                   with a copy to:

                   Cahill Gordon & Reindel
                   Eighty Pine Street
                   New York, NY 10005
                   Attention:  Kenneth W. Orce, Esq.
                   Telephone:     (212) 701-3000
                   Telecopy:      (212) 269-5420

          Section 12.05 Assignment; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Adecco shall have the authority, in its sole discretion, to assign and transfer the rights, benefits, duties and obligations of Merger Sub under this Agreement to another newly formed direct or indirect Subsidiary of Adecco. This Agreement is not intended to confer any rights or remedies hereunder upon any other person except for officers, directors, or employees of Olsten pursuant to Section 5.11.

          Section 12.06 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto hereby agrees to service of process in any litigation arising out of or relating to this Agreement and the transactions contemplated hereby by certified mail, return receipt requested, postage prepaid to it at its address for notice specified in Section 12.04.

          Section 12.07 Agent for Service; Waiver of Limitations. By the execution and delivery of this Agreement, Adecco (i) acknowledges that it will, by separate written instrument, designate and appoint RL&F Service Corp., One Rodney Square, Wilmington, Delaware 19801 (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and acknowledges that RL&F Service Corp. will accept such designation and
(ii) agrees that service of process upon RL&F Service Corp. and written notice of said service to Adecco in accordance with Section 12.04 shall be deemed in every respect effective service of process upon Adecco in any such suit or proceeding. To the extent that Adecco has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the transactions contemplated hereby to the extent permitted by law.

          Section 12.08 Waiver of Jury Trial and Certain Damages. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (b) any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages; provided, however, that CLAUSE (B) OF this section 12.08 does not apply to section 10.04 AND SHALL IN NO WAY LIMIT ANY RIGHTS OF ADECCO THEREUNDER OR WITH RESPECT THERETO.

          Section 12.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 12.10 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

          Section 12.11 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "Subsidiary" of any specified corporation shall mean any corporation of which at least a majority of the outstanding securities having ordinary voting power to elect a majority of the board of directors is directly or indirectly owned or controlled by such specified corporation, any person of which such corporation is a general partner, or any other person of which at least a majority of the equity interests therein is, directly or indirectly, owned or controlled by such specified corporation; (iii) "$" or dollars shall mean the lawful currency of the United States of America and (iv) "CHF" shall mean the lawful currency of Switzerland. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include both genders. In this Agreement, the phrase "to the knowledge of" and similar phrases relating to knowledge of Olsten or Adecco shall mean the actual knowledge of its executive officers.

          Section 12.12 Entire Agreement. This Agreement and the Separation Agreement, including the exhibits hereto and thereto and the documents and instruments referred to herein and therein, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings among the parties with respect thereto. There are no representations, promises, warranties, covenants or undertakings by any party, other than those expressly set forth or referred to herein and therein.

          Section 12.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur to a party in the event any provision of this Agreement was not performed by the other party in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          IN WITNESS WHEREOF, Adecco SA, Staffing Acquisition Corporation and Olsten Corporation have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                   Adecco SA,
                                   a societe anonyme organized
                                   under the laws of Switzerland


                                   By:      __________________________
                                            Name:    John P. Bowmer
                                            Title:   Chief Executive Officer


                                   By:      __________________________
                                            Name:    Felix A. Weber
                                            Title:   Chief Financial Officer


                                   Staffing Acquisition Corporation,
                                   a Delaware corporation


                                   By:      __________________________
                                            Name:    John P. Bowmer
                                            Title:   President


                                   By:      __________________________
                                            Name:    Felix A. Weber
                                            Title:   Vice-President


                                    Olsten Corporation,
                                    a Delaware corporation


                                    By:      ___________________________
                                             Name:    Edward A. Blechschmidt
                                             Title:   President and Chief
                                             Executive Officer